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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

STEIN MART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Stein Mart, Inc.

NOTICE AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 9, 2009

TO THE HOLDERS OF COMMON STOCK:

PLEASE TAKE NOTICE that the annual meeting of stockholders of Stein Mart, Inc. will be held on Tuesday, June 9, 2009, at 2:00 P.M., local time, at The Museum of Science and History, 1025 Museum Circle, Jacksonville, Florida 32207.

The meeting will be held for the following purposes:

1.	To elect the eleven director nominees named in the attached proxy statement to serve as directors of the Company for the ensuing year and until their successors have been elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending January 30, 2010;

3.

To approve an increase in the number of shares eligible for issuance under the Stein Mart Employee Stock Purchase Plan by 1,000,000 shares and to extend the Stock Purchase Plan from December 31, 2010 until December 31, 2015;

4.	To approve the material terms of the amended and restated Stein Mart Management Incentive Compensation Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The stockholders of record at the close of business on April 3, 2009, will be entitled to vote at the annual meeting.

It is hoped you will be able to attend the meeting, but in any event, we will appreciate it if you will vote according to the instructions on the enclosed proxy as promptly as possible. If you are able to be present at the meeting, you may revoke your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 9, 2009: The 2008 Annual Report on Form 10-K and proxy statement of Stein Mart, Inc. are available at www.proxyvote.com. For directions to the annual meeting, please contact Ms. Susan Datz Edelman, Director of Stockholder Relations, at sedelman@steinmart.com.

By Order of the Board of Directors,

James G. Delfs
Secretary

Dated: May 1, 2009

Proxy Statement for the

Annual Meeting of Stockholders of

STEIN MART, INC.

To Be Held on Tuesday, June 9, 2009

		PAGE

	Proxy Statement	1

	Solicitation	1

	Voting Securities	1

	Security Ownership	2

	Section 16(a) Beneficial Ownership Reporting Compliance	3

	Proposal No. 1 – Election of Directors	4

	Executive Officers	5

	Meetings and Committees of the Board	5

	Compensation Discussion & Analysis	7

	Compensation Committee Report	16

	Executive Compensation	16

	Summary Compensation Table	18

	All Other Compensation Table	18

	Grants of Plan-Based Awards for Fiscal Year Ended January 31, 2009	19

	Outstanding Equity Awards at Fiscal Year Ended January 31, 2009	20

	Option Exercises and Stock Vested During Fiscal Year Ended January 31, 2009	21

	Pension Benefits for Fiscal Year Ended January 31, 2009	21

	Non-Qualified Deferred Compensation for Fiscal Year Ended January 31, 2009	22

	Potential Payments upon Termination or Change in Control	22

	Compensation of Directors	26

	Director Summary Compensation Table for Fiscal Year Ended January 31, 2009	27

Proposal No. 2 –	Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm	28

Proposal No. 3 –	To approve an increase in the number of shares eligible for issuance under the Stein Mart Employee Stock Purchase Plan by 1,000,000 shares and to extend the Stock Purchase Plan from December 31, 2010 until December 31, 2015	29

Proposal No. 4 –	To approve the material terms of the amended and restated Stein Mart Management Incentive Compensation Plan	30

	Audit Committee Report	32

	Certain Transactions; Compensation Committee Interlocks and Insider Participation	33

	Stockholder Proposals for the 2010 Annual Meeting of Stockholders	33

	Other Matters	34

EXHIBIT A	–	2001 Employee Stock Purchase Plan Summary	A-1

EXHIBIT B	–	Stein Mart, Inc. Management Incentive Compensation Plan (As Amended and Restated Effective February 1, 2009)	B-1

Stein Mart, Inc.

1200 Riverplace Boulevard

Jacksonville, Florida 32207

PROXY STATEMENT FOR ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD JUNE 9, 2009

SOLICITATION

This Proxy Statement and the enclosed form of proxy are being sent to stockholders of Stein Mart, Inc. on or about May 1, 2009 in connection with the solicitation by the Company’s Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company. The meeting will be held on Tuesday, June 9, 2009 at 2:00 P.M., local time, at The Museum of Science and History, 1025 Museum Circle, Jacksonville, Florida 32207.

The Board of Directors has designated Jay Stein and John H. Williams, Jr., and each or either of them, as Proxies to vote the shares of common stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised by (i) giving written notice to the Secretary of the Company, (ii) delivery of a later dated proxy, or (iii) attending the meeting and voting in person. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

VOTING SECURITIES

The record stockholders entitled to vote was determined at the close of business on April 3, 2009. At such date, the Company had outstanding and entitled to vote 42,680,922 shares of common stock, $.01 par value. Each share of common stock entitles the holder to one vote. Holders of a majority of the outstanding shares of common stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table shows the name, address and beneficial ownership as of April 3, 2009 of each person known to the Company, other than Jay Stein, who is shown below, to be the beneficial owner of more than 5% of its outstanding common stock:

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	3,704,630(1)	8.7%

(1)

According to Schedule 13G filed February 11, 2009, T. Rowe Price Associates, Inc. is the beneficial owner of 3,704,630 shares, or 8.7% of shares outstanding of the Company’s common stock. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of April 3, 2009 by: (i) each director and nominee for director; (ii) each current executive officer named in the Summary Compensation Table and (iii) all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Jay Stein(3)	16,454,072	38.6%
Ralph Alexander(4)(6)	6,562	-
Alvin R. Carpenter(4)(6)	26,249	0.1%
Irwin Cohen(4)	-	-
James G. Delfs(5)(6)	99,868	0.2%
Susan Falk(4)(6)	6,562	-
Linda M. Farthing(4)(5)(6)	306,687	0.7%
D. Hunt Hawkins(5)(6)	90,186	0.2%
Mitchell W. Legler(4)(6)(7)	50,249	0.1%
William A. Moll(5)(6)	137,297	0.3%
Michael D. Ray(5)(6)	130,482	0.3%
Richard L. Sisisky(4)(5)(6)(8)	41,549	0.1%
Martin E. Stein, Jr.(4)(5)(6)(9)	40,049	0.1%
David H. Stovall, Jr.	-	-
John H. Williams, Jr.(5)(10)	311,700	0.7%
All directors and executive officers as a group (15)(3)(5)(6)(7)(8)(9)(10)	17,701,512	40.7%

(1)	All shares of Common Stock indicated in the table are subject to the sole investment and voting power of the directors and executive officers, except as otherwise set forth in the footnotes below.
(2)	Where percentage is not indicated, amount is less than 0.1% of total outstanding common stock.
(3)

Shares consist of 13,441,279 shares held by Stein Ventures Limited Partnership, the general partner of which is Carey Ventures, Inc., 744,500 shares held by the Jay Stein Foundation over which Mr. Stein has sole voting and dispositive power as trustee of the Foundation, 610,000 shares over which Mr. Stein serves as Custodian for his child and has sole voting and dispositive power, 24,644 shares held by Carey Ventures, Inc., a corporation wholly-owned by Mr. Stein, 902,049 shares held by Jay Stein and 731,600 shares owned by a trust for the benefit of Deanie Stein and over which Mr. Stein has sole voting and dispositive power as trustee.

(4)	Each outside director receives non-qualified options to purchase 4,000 shares of common stock of the Company upon becoming a director.
(5)	Includes the following shares which are not currently outstanding but which the named holders are entitled to receive upon exercise of options:

James G. Delfs	45,263
Linda M. Farthing	204,000
D. Hunt Hawkins	42,590
William A. Moll	87,294
Michael D. Ray	91,152
Richard L. Sisisky	4,000
Martin E. Stein, Jr.	4,000
John H. Williams, Jr.	100,000
All directors and executive officers as a group (15)	578,299

Options that are exercisable within sixty (60) days are included in the shares indicated. The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by each named holder and by the group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(6)	Includes the following shares of restricted stock which are currently outstanding and are held by the transfer agent and delivered to each individual upon vesting:

Ralph Alexander	6,562
Alvin R. Carpenter	8,475
James G. Delfs	39,390
Susan Falk	6,562
Linda M. Farthing	67,413
D. Hunt Hawkins	44,280
Mitchell W. Legler	8,475
William A. Moll	44,630
Michael D. Ray	36,440
Richard L. Sisisky	8,475
Martin E. Stein, Jr.	8,475
All directors and executive officers as a group (15)	279,177

(7)	Includes 40,368 shares owned by Mr. Legler and his wife as tenants by the entirety.
(8)	Includes 300 shares over which Mr. Sisisky serves as custodian under the Florida Uniform Transfers to Minors Act.
(9)	Includes 7,800 shares owned jointly by Mr. Stein and his wife.
(10)	Includes 211,700 shares owned jointly by Mr. Williams and his wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons owning more than ten percent of the Company’s common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all such reports. To the Company’s knowledge, based solely on review of copies of such reports furnished to the Company during 2008, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent beneficial owners have been complied with, except as follows: one Form 4 reporting the acquisition of restricted stock awards for each of Ms. Farthing and Messrs. Hawkins, Moll, Delfs and Ray.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, a Board of eleven (11) directors will be elected for one (1) year and until the election and qualification of their successors. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. There is no cumulative voting. Abstentions and broker non-votes will have no effect on the outcome. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of the persons named below who have been designated by the Board of Directors as nominees. Each nominee is at present available for election and, except for David H. Stovall, Jr., who became the new President and Chief Executive Officer in December 2008, was elected to the Board by the Company’s stockholders. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute. There are no family relationships between any directors or executive officers of the Company. Information concerning the Board’s nominees, based on data furnished by them, is set forth below.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

Name Age	Positions with the Company; Principal Occupations During Past Five (5) Years; Other Directorships	Year First Became Director of the Company (1)

Jay Stein (63)	Chairman of the Board of the Company since 1989 and Chief Executive Officer of the Company from 1998 to September 2001; former director of American Heritage Life Insurance Company based in Jacksonville, Florida and Promus Hotel Corporation based in Memphis, Tennessee.	1968

John H. Williams, Jr. (71)	Vice Chairman of the Board since February 2003 and director of the Company; Vice Chairman and Chief Executive Officer of the Company from September 2001 to February 2003; President of the Company from 1990 to September 2001.	1984

Ralph Alexander †n (54)	Director of the Company; Managing Director of Riverstone; Chief Executive Officer of Innovene from June 2004 to December 2005; Chief Executive Officer of BP’s Gas, Power and Renewable and Solar segment from 2001 to June 2004; director of Amyris Biotechnologies and Terralliance.	2007

Alvin R. Carpenter nß× (67)	Director of the Company; Vice Chairman of CSX Corporation from July 1999 to February 2001; director of Regency Centers Corporation and PSS World Medical, Inc.	1996

Irwin Cohen †ß (68)	Director of the Company; Senior Advisor with the Peter J. Soloman Company since June 2003; Global Managing Partner of the Retail and Consumer Products Practice of Deloitte & Touche LLP from 1998 to May 2003; director of Supervalu, Inc.	2007

Susan Falk † (58)	Director of the Company; Group President, Womenswear, Hartmarx Corporation since January 2005, a retail consultant from May 2003 to December 2004 and President of Avenue Stores from October 2002 to April 2003.	2007

Linda M. Farthing (61)	Director of the Company; President and Chief Executive Officer of the Company from September 2007 to December 2008; President and director, Friedman’s, Inc. 1998; President and director, The Cato Corporation 1990-1997.	1999

Mitchell W. Legler (66)	Director of the Company; majority stockholder of Kirschner & Legler, P.A. since April 2001; sole stockholder of Mitchell W. Legler, P.A. from August 1995 to April 2001; general counsel to the Company since 1991.	1991

Richard L. Sisisky †nß (54)	Director of the Company; President of The Shircliff & Sisisky Company, a management consulting company, since 2003; President and Chief Operating Officer and director of ParkerVision, Inc. from 1998 to 2003.	2003

Martin E. Stein, Jr. n (56)	Director of the Company; Chairman and Chief Executive Officer of Regency Centers Corporation, a real estate investment trust, since 1997; director of Patriot Transportation Holding, Inc.	2001

David H. Stovall, Jr. (62)	Director of the Company; President and Chief Executive Officer of the Company since December 2008; Chairman of the Central Division of Belk, Inc. from 2000 to 2008.	2008

(1)	Directors are elected for one (1)-year terms
†	Member of the Audit Committee
n	Member of the Compensation Committee
ß	Member of the Corporate Governance Committee
×	Lead Director

EXECUTIVE OFFICERS

The executive officers of the Company are:

Name (Age)	Position
David H. Stovall, Jr. (62)	President and Chief Executive Officer
D. Hunt Hawkins (50)	Executive Vice President and Chief Administrative Officer
William A. Moll (58)	Executive Vice President and Chief Merchandising Officer
James G. Delfs (62)	Senior Vice President, Finance and Chief Financial Officer
Michael D. Ray (52)	Senior Vice President and Director of Stores

For additional information regarding Mr. Stovall, see the Directors’ table on the preceding page.

Mr. Hawkins joined the Company in February 1994 as Senior Vice President, Human Resources. He was promoted to Executive Vice President of Operations in September 2006 and to Executive Vice President, Chief Administrative Officer in October 2007.

Mr. Moll joined the Company in September 2003 as General Merchandising Manager for ladies ready-to-wear. He was promoted to Executive Vice President and Chief Merchandising Officer in September 2006.

Mr. Delfs joined the Company in May 1995, as Senior Vice President, Finance and Chief Financial Officer.

Mr. Ray joined the Company in February 1990 as a General Manager. He was promoted to District Director of Stores in July 1994, Regional Director of Stores in January 1997 and to Senior Vice President, Director of Stores in September 2001.

MEETINGS AND COMMITTEES OF THE BOARD

Regular meetings of the Board of Directors are held four (4) times a year. During 2008, the Board held a total of four regular meetings plus three additional meetings. All directors attended at least 75% of all meetings of the Board and Board committees on which they served during 2008.

The Board of Directors has established four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Corporate Governance Committee which are described below. Members of these committees are elected annually at the regular Board meeting held in conjunction with the annual stockholders’ meeting with changes in committee assignments being made during the year as the Board of Directors deems appropriate.

Executive Committee. The Executive Committee is comprised of any two directors who are independent directors under The NASDAQ Stock Market LLC rules and any one additional director who is the Company’s Chief Executive Officer. Subject to the limitations specified by the Florida Business Corporation Act, the Executive Committee is authorized by the Company’s bylaws to exercise all of the powers of the Board of Directors when the Board of Directors is not in session. The Executive Committee held one meeting during 2008.

Audit Committee. The Audit Committee is comprised of Mr. Cohen (Chairman), Mr. Alexander, Ms. Falk and Mr. Sisisky, each of whom is an independent director under The NASDAQ Stock Market LLC rules. During 2008, the Audit Committee held nine meetings. The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal auditors and the independent registered certified public accounting firm. The Company’s Board of Directors has determined that Messrs. Cohen, Alexander and Sisisky qualify as Audit Committee Financial Experts pursuant to the final rule adopted by the Securities and Exchange Commission in implementing Sections 406 and 407 of the Sarbanes-Oxley Act of 2002.

The Audit Committee operates pursuant to a charter adopted by the full Board which is available on the Company’s website, www.steinmart.com.

Compensation Committee. The Compensation Committee is comprised of Messrs. Sisisky (Chairman), Alexander, Carpenter and Martin E. Stein, Jr., each of whom is an independent director under The NASDAQ Stock Market LLC rules. During 2008, the Compensation Committee held seven meetings. This Committee has the responsibility for approving the compensation arrangements for senior management of the Company, including annual bonus compensation. It also recommends to the Board of Directors adoption of any compensation plans in which officers and directors of the Company are eligible to participate. The Compensation Committee also serves as the Option Committee and makes grants of stock options, restricted stock and performance shares under the Company’s 2001 Omnibus Plan.

The Compensation Committee operates pursuant to a charter adopted by the full Board which is available on the Company’s website, www.steinmart.com.

Corporate Governance Committee. The Corporate Governance Committee is comprised of Mr. Carpenter (Lead Director and Chairman), Messrs. Cohen and Sisisky, each of whom is an independent director under The NASDAQ Stock Market LLC rules. The Committee is responsible for the search and selection of future directors of the Company. It also reviews, from time to time, the roles of the other standing committees, recommends committee assignments and evaluates, on a periodic basis, the performance of the Board and each of its committees as well as the relationship between the Board and the Company’s management. During 2008, the Corporate Governance Committee held four meetings. For 2009, the Corporate Governance Committee will be comprised of Mr. Carpenter (Lead Director and Chairman), Messrs. Cohen and Sisisky. The Lead Director, among other things, assists in setting agendas for meetings of the Board, acts as a moderator of executive sessions made up solely of independent directors of the Company and serves as a liaison to increase the flow of information between Board members and management of the Company.

The Corporate Governance Committee will consider nominees for directors recommended by security holders. Any security holder wishing to make such a recommendation to the Corporate Governance Committee should submit the recommendation, in writing, with such supporting information as the security holder believes appropriate to the committee in care of the Company’s Lead Director at the Company’s headquarters in Jacksonville, Florida.

The Committee reviews a broad range of criteria when considering all possible candidates for the Board, including experience, education, ability to read and understand financial statements, ethics, business reputation and other factors that the Committee believes relevant in determining whether a candidate would add to the Board’s ability to guide the Company. The Committee informally evaluates incumbent directors to determine whether they should be nominated to stand for re-election based on such factors as well as their contribution to the Board during their current terms. When a vacancy develops, the Committee will solicit input regarding potential new candidates from a variety of sources, including existing directors and senior management. If the Committee deems it appropriate, the Committee may engage a third-party search firm. The Committee will evaluate all potential candidates, including any candidates recommended by stockholders, based on their biographical information and qualifications, information available through public records and their “independence,” and, if a potential candidate appears to be a good choice, will arrange personal interviews of qualified candidates by one or more committee members, other Board members and senior management, as the Committee believes appropriate.

The Corporate Governance Committee operates pursuant to a charter adopted by the full Board which is available on the Company’s website, www.steinmart.com.

The Company developed and the Board adopted Corporate Governance Guidelines on April 5, 2005 to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines are available on the Company’s website, www.steinmart.com.

Stockholders who wish to communicate with the Board of Directors, or any particular Director, may send a letter to the Company’s Secretary at the address set forth on the first page of this proxy statement. The mailing envelope should contain a clear notation on the outside that the enclosed letter is a “Stockholder-Board Communication” or a “Stockholder-Director Communication.” All such letters should identify the author as a stockholder, stating the name in which the shares of such author are held, and clearly stating whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of such letters and circulate them to the appropriate director or directors.

The Company does not have a formal policy requiring Directors to attend annual meetings of stockholders. However, the annual meeting is generally held on the same day as a regularly scheduled Board meeting and the Company expects that the majority of the Company’s Directors will attend the annual meeting of stockholders. All directors attended the last annual meeting.

COMPENSATION DISCUSSION & ANALYSIS

I.  The Committee

The Company’s executive compensation policies are established by the Company’s Compensation Committee (the “Committee”) which is composed entirely of independent directors. The Committee provides governance and oversight to the Company’s executive compensation programs, benefit plans and policies, and administers the Company’s 2001 Omnibus Plan, including a review of all equity grants under the Omnibus Plan. The Committee also reviews and makes and/or approves, at least annually, all compensation decisions relating to executive officers including those for the Chairman, the President and Chief Executive Officer, and other Named Executive Officers in the Summary Compensation Table (the “Named Executive Officers”).

II.  Goals

The Committee has designed the Company’s overall compensation program to meet the following goals (the “Goals”):

(a)	To attract the best possible candidates;
(b)	To retain the Company’s key officers;
(c)	To align the interests of the Company’s officers with those of the Company’s stockholders;
(d)	To provide the Company’s officers with incentive pay directly associated with performance success.

III.  Principles Employed to Achieve Goals

The Committee has adopted the principles described below in an effort to achieve its Goals. The Committee tests the application of its principles periodically by comparing the compensation paid to the Company’s officers to the compensation paid by other companies in the Company’s Peer Group. The Peer Group used for comparison purposes by the Company consists of a group of similarly sized apparel retail companies. The Peer Group currently includes companies such as Abercrombie & Fitch Co., American Eagle Outfitters, AnnTaylor Stores Corp., Bon Ton Stores, Inc., The Cato Corporation, Charming Shoppes, Inc., Chico’s FAS Inc., Coldwater Creek, Inc., The Dress Barn, Inc., Eddie Bauer Holdings, Inc., The Men’s Wearhouse, Inc., New York & Company, Inc., Ross Stores, Inc., Stage Stores, Inc., and The Talbot’s, Inc. (the “Peer Group”). The Peer Group is monitored by the Committee to make sure it is composed of companies similar in situation and size to that of the Company. Thus both additions and subtractions may occur from time to time.

Those principles include:

Base Salary. The Company seeks to set base salaries for its officers at the mid-range of base salaries paid to officers performing similar duties by the Peer Group. The Company believes that, in general, paying less than that amount would be contrary to the Company’s goal of attracting and retaining key officers. On the other hand, the Company believes that paying materially more than the mid-range of the Peer Group base salary would not support the Company’s goals of minimizing fixed costs, motivating those officers and aligning their interests with those of the Company’s stockholders. However, for 2009, the Committee determined that the Company’s recent performance and the uncertainty in the retail market place required a more conservative approach to executive compensation, regardless of the approach being taken by the Company’s Peer Group. Moreover, for 2009, all salaried employees of the Company (including its executive officers) incurred a 5% reduction in Base Salary.

Short-Term Incentive Program (Annual Cash Bonuses). The Company has an annual incentive plan which is intended to provide short-term incentives to the Company’s officers to achieve excellent performance in the current financial period. Annual bonuses are driven by formulas tied to the Company’s achieving various levels of success compared with the Company’s business plan (the “Business Plan”) for the current year. The Business Plan is approved annually by the Company’s Board of Directors. In past years, the Short-Term Incentive Program has paid cash bonuses upon achieving the prescribed levels of success. However, due to the current challenges being faced in a very difficult time for the retail industry in general and the Company in particular, the Committee determined that for 2009, the Short-Term Incentive Program would be combined with the Long-Term Incentive Plan and any amounts earned would be paid only in Performance Shares and not in cash to reflect the view of the Board that the Company should seek to conserve cash as a priority until market conditions improve.

                Long-Term Incentive Program (Equity-Based Compensation). The Company understands that the interests of its stockholders are long-term as well as short-term and, accordingly, the Company’s compensation plan includes a long-term incentive component as well as the annual bonus component. To align the interests of the officers with those of the stockholders, the Company has granted various combinations of stock options (“Options”), shares of the Company’s stock (“Performance Shares”) with the vesting of such shares dependent upon achieving long-term performance targets established by the Business Plan and shares of the Company’s stock, the vesting of which is dependent on remaining employed by the

Company for a certain period of time (“Restricted Shares”). The target award mix for Long-Term Incentive Compensation periodically changes based on the Company’s desired objectives. The Committee in prior years placed an aggregate cap on all target equity-based compensation awarded under the Company’s Long-Term Incentive Plan each year equal to two percent (2%) of the Company’s common shares outstanding (the “Aggregate Equity-Based Run Rate Cap”) to limit the “overhang” of unvested equity-based compensation shares outstanding. For 2008, the Aggregate Equity-Based Run Rate Cap was exceeded due to the necessity to grant equity based compensation to attract a new Chief Executive Officer (see section VII below). For 2009, in view of elimination of cash bonuses under the Short-Term Incentive plan, the Aggregate Equity-Based Run Rate Cap was increased to a range of 2.99% to 3.74% depending on the level of performance goals received. See section V below. For 2008, Performance Share opportunities and Restricted Shares were awarded based on a price of $5.73 and $5.59 per share (the closing price of the Company’s shares on the dates of grant). No Performance Shares were earned for 2008 in view of the Company’s performance. In addition, the target number of such shares as would otherwise have been awarded under the Long-Term Incentive Plan would have been reduced, if applicable, as a result of application of the Aggregate Equity-Based Run Rate Cap.

Perquisites. The Company minimizes the use of perquisites, generally providing only those perquisites to its officers that are so standard in the industry as to be necessary in order to meet the Goals of attracting and retaining officers. Thus, the Company provides perquisites such as paid vacations, health insurance, life insurance and a 401(k) retirement plan. The Company does not provide perquisites such as (i) a defined benefit plan (pension plan), (ii) financial advice, tax preparation and the like. Moderate additional perquisites are described below under the section of the Compensation Discussion & Analysis entitled “Perquisites”, section VI.

Peer Group Comparison. The Company understands that the retail industry of which the Company is a part is subject to substantial swings in performance results based on factors which are unrelated to management’s performance. For example, the Company’s overall performance may be heavily impacted by the state of the economy, unusual events such as terrorist attacks and catastrophic weather events such as hurricanes. Accordingly, the Company believes that proper measurement of the performance of the Company’s management over a multi-year period should also take into consideration the Company’s performance compared to the performance of its Peer Group during the same period. For that purpose, the Committee considers the Dow Jones U.S. Apparel Retail Index to compare the Company’s performance to others in the industry, and adjusts the long-term compensation grants based on that relative performance as described below. As described above, however, for 2009, the Committee determined that the Company’s recent performance and the uncertainty in the retail market place required a more conservative approach to executive compensation, regardless of the approach being taken by the Company’s Peer Group. Accordingly, while the comparison to the Company’s Peer Group applied to incentive compensation for years 2007 and 2008, it has not been applied to 2009.

IV.  Consultants

In December 2004, the Committee interviewed a number of companies providing human resources consulting services. As a result of those interviews, the Committee retained Mercer to support the Committee in its work. Mercer supports the Committee by providing recommendations as well as information as to the compensation levels and practices of the various companies which are considered to be in the Company’s Peer Group. Mercer also provides the Committee with information as to current trends and best practice in executive compensation and informs them of pertinent regulatory and stock exchange rules impacting executive compensation matters. In addition, Mercer also provides advice to management with regard to special compensation issues that may arise. The Company also employs Houlihan Lokey Howard & Zikin Investment Banking Services to provide advice as to the application of models such as Black-Scholes and lattice models for determining grant date values for Options and Performance Shares.

V.  Expanded Description of Company’s Short-Term and Long-Term Incentive Programs

As described above, the Company’s intent is to meet its Goals of motivating its officers and aligning their interests with those of the Company’s stockholders by measuring performance by an objective standard. The Committee and the Board of Directors annually approve a Business Plan for the Company setting financial goals for the current year, and generally for the next two (2) fiscal years. The Business Plan is intended by the Company to be ambitious, but realistic.

                For 2008, the Company believed that the simplest and most direct measure of the Company’s performance was the Company’s earnings per share (“EPS”) which also has a very direct impact on the value of the Company’s shares. Accordingly the Company’s performance-based incentive compensation compared the Company’s actual EPS with the EPS targets in the Company’s Business Plan. For all Performance Shares granted in 2008, the Company’s EPS goals were adjusted by eliminating extraordinary and non-recurring components and calculated based on a static 44 million shares outstanding and after the effect of all payments under the Short-Term Incentive Plan and the Long-Term Incentive Plan (“Adjusted EPS”). For example, extraordinary and non-recurring items such as the initial recognition of income from past unclaimed gift and merchandise return card balances and any non-recurring income from the Company’s co-branded credit card would be excluded in calculating Adjusted EPS.

A.	Performance Levels

The Company has historically established challenging performance goals. For example, Company EPS results were below Threshold levels in 2006, 2007 and 2008, resulting in no annual incentives being earned for awards tied to corporate performance. In addition, the Company’s poor performance over the last two (2) years has resulted in a very low probability that any previously granted Performance Shares would be earned. The Company’s Target EPS performance levels for 2006, 2007 and 2008, respectively, were $1.40, $1.10, and $0.32.

For 2009, the Committee determined that achieving pre-set cash flow goals to be more relevant than EPS goals in view of the expected continued challenges in the retail industry. That approach is also consistent with the determination by the Company’s board that the Company should seek to minimize additional borrowings and conserve cash in order to be in the best position to benefit when the retail environment returns to a more normal state. Accordingly, the Committee established cash flow performance goals for 2009, which the Committee believes are both challenging and realistic. Consistent with prior years, it established multiple levels of performance goals as follows: (i) the “Threshold” level which is the minimum Performance Level which must be achieved for any Incentive Compensation to be paid, and is established at the level which the Committee believes the Company has an 80% probability of achieving; (ii) the “Target” level which is the intended Performance Level for the Company, at which the Incentive Compensation based on the employee’s base salary is paid, and which is established at the level which the Committee believes the Company has a 50% probability of achieving, and (iii) the “Superior” level which is intended to reward outstanding performance above the Company’s expected achievement and is established at the level which the Committee believes the Company has a 20% probability of achieving the Short-Term Incentive Compensation Plan based on interpolations between the Threshold and Superior Levels of achievement.

The Committee determined that the unprecedented current retail environment made it effectively impossible to project meaningful financial goals for years after 2009. Accordingly, for 2009, the Short-Term Incentive Compensation plan and the Long-Term Compensation plan were combined and the financial goals established for those plans were based on the Company’s achieving positive cash flow as measured by the Company’s “Net Borrowings” at the end of 2009. The Net Borrowings would be the amount outstanding on the Company’s revolving credit facilities as of the end of 2009. The Company anticipates receiving a material amount of cash as a result of a refund of income taxes previously paid with respect to certain prior fiscal years of the Company. As that refund is not a function of the current year’s performance, the Committee determined that the calculation of Net Borrowings for purposes of the performance goals under the incentive plans would exclude any cash received from income tax refunds related to prior years.

The following table shows the cash flow goal (“Performance Goals”) at each performance level:

Performance Level	Net Borrowings	Net Dollars Borrowed
Threshold	2008 Year End Balance	$30.3 million
Target	85% of Threshold Level	$25.8 million
Superior	85% of Target Level	$21.9 million

B.	Incentive Compensation

If the performance goals are achieved for 2009, the incentive compensation will be paid solely in Performance Shares. Management personnel and officers from assistant store managers to executive vice presidents will participate (each a “Participant”) in the 2009 incentive compensation plans. The Performance Shares will be earned by a Participant (subject to Vesting), only to the extent the “Performance Goals” are met as of the end of the 2009 Plan Year (the “Award Date”). If the Performance Goals are not met, then no Performance Shares will be earned under the incentive compensation plans. In addition, the Committee believed that half of the Performance Shares which are granted should not vest until one (1) year after the Award Date to encourage retention of the Company’s management employees and officers. However, a Named Executive Officer who fails to remain employed due to death, disability, normal retirement or termination following a change of control will nevertheless receive a pro-rata portion of the Performance Shares he or she would have received had he or she remained employed for the full performance vesting period. This pro-rata award is based on the amount of elapsed time between the time of grant and the time of termination of employment for each applicable performance cycle.

                The number of Performance Shares awarded to a Participant will vary based on the Performance Level achieved and the management level of the Participant. The number of Performance Shares awarded to any individual Participant at the Target Level of performance is calculated by dividing the Target Bonus Value by an established $4.00 per share value and then providing a pro-rata reduction for the Aggregate Equity-Based Run Rate Cap (see section III above). Thus, a Participant earning $109,000 for the Plan Year who, due to the Participant’s management level is entitled to Incentive Compensation valued at 30% of Base Salary at the Target Level of Performance would have a Target Bonus Value of $32,700 (30% of $109,000), or a Target Level Participation Award before applying the Aggregate Equity-Based Run Rate Cap of 8,175 Performance Shares ($32,700

divided by $4.00). After a pro-rata reduction resulting from applying the Aggregate Equity-Based Run Rate Cap, that Participant would receive the following Participation Awards for the 2009 Plan Year: (i) 6,059 Performance Shares if the Target Performance Level was achieved, (ii) 3,029 Performance Shares if the Threshold Performance Level was achieved, or (iii) 8,058 Performance Shares if the Superior Performance Level was achieved.

The following table shows the percent of the number of Performance Shares which will be received by a Participant based on the Performance Level which the Company achieves for 2009:

Performance Level	% of Target Number of Performance Shares Earned
Threshold	50%
Target	100%
Superior	133%

For executive vice presidents of the Company, the percent of the Participation Award in the above table increases to 175% at the Superior Performance Level, regardless of the Aggregate Equity-Based Run Rate Cap. For results between designated performance levels, interpolation will be used to determine earned awards.

1.        Equity (Option and Restricted Share) Grant Dates. The Company grants Restricted Shares on a regular basis to newly hired employees and to persons who are promoted into eligible positions with grants made on the first business day on or after the 1st or 15th of the month which next follows the date of the hire or promotion. Options, if applicable, are granted to Named Executive Officers and all other participants in the Long-Term Incentive Plan as soon as grants can be practicably issued following the meeting of the Company’s Compensation Committee which approves those grants but always is within three (3) days following that meeting. Restricted stock in past years was issued to non-employee Directors on the first Tuesday following the public release of the December sales number by the Company. As for any other Equity awards, grants occur on the day the Compensation Committee approves such grants. For 2009, options instead of Restricted Stock were issued to non-employee directors on January 28, 2009 (see section X below) and were issued at an exercise price materially higher than the trading price for the Company’s shares on the date of grant.

2.        Restricted Shares. With respect to 2008, Restricted Shares awarded, if any, to Named Executive Officers were to be a function of that officer’s base compensation and vested based on retention, not performance. While no Performance Shares were awarded as the Performance Levels for 2008 were not achieved, the Incentive Plan for 2008 provided for Restricted Shares to represent 40% of the total Long-Term Incentive Plan payout at Target performance.

C.	Mix of Compensation.

See the Summary Compensation Table on page 18 of the Proxy for the approximate percent of the Named Executive Officers total compensation which is attributed to base compensation and the approximate percent attributable to incentive compensation.

VI.  Perquisites

The Company provides the following perquisites to its Named Executive Officers which differ from those available to all full-time employees of the Company:

A.	Executive Medical, Dental and Vision Plan.

The Company maintains a medical, dental and vision plan (the “Medical Plan”) for all of its full-time employees, including the Named Executive Officers, covering medical costs similar to those covered by many companies with a substantial number of employees. The Medical Plan differs for Named Executive Officers in that those officers do not have any co-pay or deductibles or amounts withheld from their salary to pay for their participation in the Medical Plan. The Medical Plan was amended in 2008 to limit the total amount paid as co-pay and deductible to $25,000 per annum for any Named Executive Officer and to continue coverage to age 65 for officers retiring after age 62. Any payment by the Company for Named Executive Officers in excess of amounts not covered by the normal Medical Plan for other officers is taxable to the Named Executive Officer receiving the benefit of such payment.

B.	Split-Dollar Life Insurance Plan.

The Company maintains a death benefit plan for its officers which is funded through a split-dollar life insurance plan as described below:

1.        Objective. The Executive Split-Dollar Plan was implemented to provide a more cost-effective method of paying death benefits for senior management than group term insurance; that is, lower cash expenditures. The Plan provides the executive’s beneficiary with a substantial measure of financial security by providing either a pre-retirement or post-retirement death benefit. This benefit is intended to help attract and retain quality executives.

2.        Plan Description. The Executive Split-Dollar Plan is an endorsement method arrangement. As such, the Company purchases a life insurance policy on each executive’s life to fund death benefits. The amount of the death benefit is based upon the executive’s total compensation and eligible status. As the policy owner, the Company may exercise all ownership rights granted to the owner thereof by the terms of the policies. The total policy proceeds (death benefit) is split between the Company and the beneficiary(ies) named by the executive. If an executive’s employment with the Company ends before retirement, the officer is given the option of buying the policy on that officer’s life from the Company for the greater of the accumulated current cash value of the policy or the amount paid by the Company to date as premiums for that policy. The Company makes premium payments and the expense is offset by the cash value growth for the period. The cumulative premiums made by the Company will be recovered from the death benefits. The Company does not provide any defined benefit (pension) plan for its Named Executive Officers, and believes that the Executive Split-Dollar Plan provides a benefit which partially offsets the lack of a defined benefit plan, but at a much smaller cost to the Company.

The Executive Split-Dollar Plan provides the following benefits for the Company’s officers:

Pre-Retirement Death Benefit: The total pre-retirement death benefit is five times each Named Executive Officer’s total annual compensation determined as of July 1st of each plan year. Officers below the Named Executive Officers have a death benefit of three times total annual compensation. For purposes of this plan, total annual compensation is the sum of the officer’s current base salary and last received annual cash incentive compensation. However, if an officer’s compensation drops, the death benefit remains at the prior year’s higher level.

Post-Retirement Death Benefit: The total post-retirement death benefit is two and one-half times each Named Executive Officer’s Pre-Retirement benefit as of the date of retirement. Officers below the Named Executive Officers have a death benefit ranging from one and one-half to two and one-half times such officer’s highest fiscal year cash compensation.

C.	Executive Deferred Compensation Plan.

The Company provides a Non-Qualified Executive Deferred Compensation Plan (the “Deferral Plan”) for a number of the Company’s executives including the Named Executive Officers. Under the Deferral Plan, each covered executive has the right to defer receipt of a portion of his or her total compensation each year. For Named Executive Officers, the Company matches the amount of deferred compensation dollar for dollar up to a maximum of ten percent of an executive’s total compensation (salary plus bonuses) for each year. The Company’s matched portion vests at 20% per year in each of years four (4) through eight (8) in order to encourage the retention of the executive receiving the match. Unvested amounts also vest on retirement or termination of the executive’s employment within three (3) years following a change of control of the Company. Retirement means a voluntary separation by an executive upon attaining age 62. For 2009, the Company’s match program has been suspended in view of the Company’s disappointing performance and the anticipated continued difficult retail environment for 2009.

Deferred amounts (which include vested Company matching contributions) are paid to the executive following the executive’s retirement, death, disability or termination following a change of control over the Company. Those amounts are paid either in a lump sum or over time as the executive elects.

D.	Automobile Allowance.

Each Named Executive Officer receives an automobile allowance of $3,300 per calendar quarter to compensate such individuals for use of their personal automobiles on Company business.

E.	Other.

                The Company also pays the membership costs of one business club for the Company’s Chairman. The Chairman pays for his own personal use of the club. In addition, the Company’s Chairman and its Chief Executive Officer are permitted personal use of the Company’s access to private aircraft. During 2008, the total cost to the Company of the club memberships and personal aircraft use was less than $100,000. In addition, Linda M. Farthing, who served as the Company’s Chief Executive Officer until December 2008, maintained her primary residence in Charlotte, North Carolina. The Company provided an apartment for her near the Company’s Jacksonville, Florida, corporate office at a monthly cost of approximately $2,970. The Company’s new Chief Executive Officer, David H. Stovall, Jr. also has the use of that apartment while he is obtaining a permanent home in Jacksonville, Florida.

VII.  Compensation to Named Executive Officers

A.	Introduction.

In this section of the Company’s Compensation Discussion & Analysis, we discuss the way in which the Company’s compensation plans were specifically applied to each of the Named Executive Officers for fiscal 2008 and 2009. The Committee for fiscal 2008 concluded that the aggregate of all Named Executive Officers’ base salary merit increases should be within the 3% limit imposed on other officers and employees of the Company in view of the Company’s continued poor performance. However, for fiscal 2009 the Committee determined that no raises in base salary should be granted to the Named Executive Officers. In fact, and consistent with the policy applied to all of the Company’s management personnel, for 2009 all Named Executive Officers experienced a five percent reduction in base salary. Please see the discussion of the Short-Term Incentive Program and the Long-Term Incentive Program above for a fuller understanding of the awards for each of the Named Executive Officers shown below.

B.	Principal Executive Officer:

Linda M. Farthing, the Company’s former President and Principal/Chief Executive Officer assumed the office in September 2007 and remained in that office until December 2008. She received the following compensation for 2007 and 2008 to date:

1.

Base Compensation: Ms. Farthing received a ratable portion of $826,000 as base compensation (salary) for 2007 for the months she held that position which placed Ms. Farthing at or below the 40th percentile of base compensation paid to similar officers by the Peer Group of companies. That base compensation is the same compensation as her predecessor was receiving and is consistent with the Company’s principle of maintaining base compensation at approximately the mid-range of the Peer Group. For 2008, the Committee determined that no change should be made in base compensation for Ms. Farthing as she had recently assumed that office.

2.

Short-Term Incentive Compensation: Ms. Farthing’s arrangement with the Company did not provide for short-term incentive compensation for 2007; however for 2008, she participated in the Company’s normal Short-Term Incentive Plan. No payments were made under that plan.

3.

Long-Term Incentive Compensation: Upon assuming the role of President and CEO on August 27, 2007, Ms. Farthing received 200,000 options with an exercise price of $8.56 per share which expire seven (7) years from the date of grant. For 2008, Ms. Farthing received 65,500 Restricted Shares and a Performance Share opportunity which, if the 2008 through 2010 target performance levels of Adjusted EPS are achieved, would have a target value (based on the plan’s percentage of base salary applicable to this Named Executive Officer, and calculated at the closing price for the Company’s shares on the day of the grant) of $589,504. See “Long-Term Incentive Program” above for a description of the vesting of the options and the criteria for earning the Performance Shares.

David H. Stovall, Jr. assumed the role of President and Principal/Chief Executive Officer of the Company in December, 2008.

1.

Base Compensation: Mr. Stovall’s base salary was set at the same level as his predecessor or $826,000 under his employment agreement with the Company. As was true for all other salaried employees of the Company, in January 2009, notwithstanding his employment agreement, Mr. Stovall accepted a five percent reduction in that base salary, reducing his base salary to $784,700 per year.

2.

Options: Mr. Stovall received 1 million options for the Company’s shares on December 5, 2008 at an exercise price of $1.25 per share and on January 2, 2009, he received an additional 200,000 options at an exercise price of $1.28 per share. Those option grants were agreed to in his employment agreement and in each case the exercise price was the closing price of the Company’s shares on The NASDAQ Stock Market LLC on the day of grant.

3.

Incentive Compensation: Mr. Stovall will not participate in the Company’s 2009 Incentive Compensation Plan (see section VB above). Instead, as set forth in his Employment Agreement with the Company, he is eligible for a cash bonus of up to 100% of his base salary if certain performance criteria are achieved as established by the Compensation Committee. The Committee has advised Mr. Stovall that for 2009, his bonus will be based on the same Performance Goal Levels as provided in the Incentive Compensation Plan, and his bonus will be paid, if earned, in cash and not in Performance Shares. At the Target Performance Level, Mr. Stovall will receive a bonus of $120,000, at the Threshold Performance Level, 50% of that amount or $60,000, and at the Superior Performance Level, 175% of the Target Level amount or $210,000.

C.	Principal Financial Officer:

James G. Delfs, the Company’s Senior Vice President, Finance and Principal/Chief Financial Officer received the following compensation for 2008 and 2009 to date:

1.

Base Compensation: Mr. Delfs received $353,800 as base compensation (salary) for 2007 and the same base compensation for 2008 which continued to place Mr. Delfs at or below the 40th percentile of base compensation paid to similar officers by the Peer Group of companies. That base compensation is consistent with the Company’s principle of maintaining base compensation at approximately the mid-range of the Peer Group. For 2009, as is true for all of the Named Executive Officers, Mr. Delfs accepted a five percent reduction in that base compensation, to $336,110, beginning February 1, 2009.

2.

Short-Term Incentive Compensation: As the Company failed to achieve the Threshold Level of earnings per share compared to the Company’s plan (see “Performance Levels” above), no short-term compensation was paid to Mr. Delfs with respect to fiscal 2008.

3.

Long-Term Incentive Compensation: While no long-term incentive grant has been made for 2009, in 2007, Mr. Delfs received 23,600 options deemed to have a grant date present value of $141,520 subject to vesting as described above (see “Long-Term Incentive Program”) with an exercise price at the market price on the day of grant which was $14.53. In addition Mr. Delfs received Performance Shares which, if the aggregate 2007 - 2009 target performance levels of earnings per share are achieved, would have a target value (based on the plan’s percentage of base salary applicable to this Named Executive Officer, and calculated at the closing price for the Company’s shares on the day of the grant) of $212,280. As the Long-Term Incentive Compensation Plans for 2007 and 2008 provided Performance Goals to be realized over a three (3)-year rolling period, it is possible that Performance Shares under those plans could still be earned. See “Long-Term Incentive Program” above for a description of the vesting of the options and the criteria for earning the Performance Shares.

4.

In 2008, Mr. Delfs received 24,030 Restricted Shares which will fully vest on the third anniversary of the grant date. Additionally, Mr. Delfs received Performance Shares, which, if the aggregate 2008 – 2010 target performance levels of earnings per share are achieved would have a target value (based on the plan’s percentage of base salary applicable to this Named Executive Officer, and calculated at the closing price for the Company’s shares on the day of the grant) of $144,287. See “Long-Term Incentive Program” above for a description of the criteria for earning the Performance Shares.

5.

As the Long-Term Incentive Compensation Plans for 2007 and 2008 provided Performance Goals to be realized over a three (3)-year rolling period, it is possible that Performance Shares under those plans could still be earned. See “Long-Term Incentive Program” above for a description of the criteria for earning the Performance Shares.

D.	Principal Administrative Officer:

David H. (Hunt) Hawkins, the Company’s Executive Vice President and Chief Administrative Officer received the following compensation for 2008 and 2009 to date:

1.

Base Compensation: Mr. Hawkins’ initial base compensation for 2007 was $355,000. He received a 4.2% increase in 2008 to an annual base compensation of $370,000 which continued to place Mr. Hawkins at or below the 40th percentile of base compensation paid to similar officers by the Peer Group of companies. That base compensation is consistent with the Company’s principle of maintaining base compensation at approximately the mid-range of the Peer Group. Mr. Hawkins’ increase, although modest, reflected an increase in his responsibilities with the Company. For 2009, as is true for all of the Named Executive Officers, Mr. Hawkins accepted a five percent reduction in that base compensation, to $351,500, beginning February 1, 2009.

2.

Short-Term Incentive Compensation: As the Company failed to achieve the Threshold Level of earnings per share compared to the Company’s Plan (see “Performance Levels” above), no short-term compensation was paid to Mr. Hawkins with respect to fiscal 2008.

3.

Long-Term Incentive Compensation: While no long-term incentive grant has been made for 2009, in 2007, Mr. Hawkins received 28,400 options deemed to have a grant date present value of $170,400 subject to vesting as described above (see “Long-Term Incentive Program”) with an exercise price at the market price on the day of grant which was $14.53. In addition, Mr. Hawkins received a Performance Share opportunity which, if the aggregate 2007 - 2009 target performance levels of earnings per share are achieved would have a target value (based on the plan’s percentage of base salary applicable to this Named Executive Officer, and calculated at the closing price for the Company’s shares on the day of the grant) of $255,600. See “Long-Term Incentive Program” above for a description of the vesting of the options and the criteria for earning the Performance Shares.

4.

In 2008, Mr. Hawkins received 30,120 Restricted Shares which will fully vest on the third anniversary of the grant date. Additionally, Mr. Hawkins received a Performance Share opportunity, which, if the aggregate 2008 – 2010 target performance levels of earnings per share are achieved would have a target value (based on the plan’s percentage of base salary applicable to this Named Executive Officer, and calculated at the closing price for the Company’s shares on the day of the grant) of $181,072. See “Long-Term Incentive Program” above for a description of the criteria for earning the Performance Shares.

5.

As the Long-Term Incentive Compensation Plans for 2007 and 2008 provided Performance Goals to be realized over a three (3)-year rolling period, it is possible that Performance Shares under those plans could still be earned. See “Long-Term Incentive Program” above for a description of the criteria for earning the Performance Shares.

E.	Principal Merchandising Officer:

William A. Moll, the Company’s Executive Vice President and Principal/Chief Merchandising Officer received the following compensation for 2008 and 2009 to date:

1.

Base Compensation: Mr. Moll’s initial base compensation for 2007 was $445,500. He received a 3.1% increase in 2008 to an annual base compensation of $459,500 which continued to place Mr. Moll at or below the 40th percentile of base compensation paid to similar officers by the Peer Group of companies. That base compensation is consistent with the Company’s principle of maintaining base compensation at approximately the mid-range of the Peer Group. For 2009, as is true for all of the Named Executive Officers, Mr. Moll accepted a five percent reduction in that base compensation, to $436,525, beginning February 1, 2009.

2.

Short-Term Incentive Compensation: As the Company failed to achieve the Threshold Level of earnings per share compared to the Company’s Plan (see “Performance Levels” above), no short-term compensation was paid to Mr. Moll with respect to fiscal 2008.

3.

Long-Term Incentive Compensation: While no long-term incentive grant has been made for 2009, in 2007, Mr. Moll received 35,600 options deemed to have a grant date present valued of $213,840 subject to vesting as described above (see “Long-Term Incentive Program”) with an exercise price at the market price on the day of grant which was $14.53. In addition, Mr. Moll received a Performance Share opportunity which, if the aggregate 2007 - 2009 target performance levels of earnings per share are achieved would have a target value (based on the plan’s percentage of base salary applicable to this Named Executive Officer, and calculated at the closing price for the Company’s shares on the day of the grant) of $320,760. See “Long-Term Incentive Program” above for a description of the vesting of the options and the criteria for earning the Performance Shares.

4.

In 2008, Mr. Moll received 34,980 Restricted Shares which will fully vest on the third anniversary of the grant date. Additionally, Mr. Moll received a Performance Share opportunity which, if the aggregate 2008 – 2010 target performance levels of earnings per share are achieved would have a target value (based on the plan’s percentage of base salary applicable to this Named Executive Officer, and calculated at the closing price for the Company’s shares on the day of the grant) of $224,872. See “Long-Term Incentive Program” above for a description of the criteria for earning the Performance Shares.

5.

As the Long-Term Incentive Compensation Plans for 2007 and 2008 provided Performance Goals to be realized over a three (3)-year rolling period, it is possible that Performance Shares under those plans could still be earned. See “Long-Term Incentive Program” above for a description of the criteria for earning the Performance Shares.

F.	Director of Stores:

Michael D. Ray, the Company’s Senior Vice President and Director of Stores received the following compensation for 2008 and 2009 to date:

1.

Base Compensation: Mr. Ray received $316,250 as base compensation (salary) for 2007. He received a 3.2% increase in 2008 to an annual base compensation of $326,250 which continued to place Mr. Ray at or below the 40th percentile of base compensation paid to similar officers by the Peer Group of companies. That base compensation is consistent with the Company’s principle of maintaining base compensation at approximately the mid-range of the Peer Group. For 2009, as is true for all of the Named Executive Officers, Mr. Ray accepted a five percent reduction in that base compensation, to $309,938, beginning February 1, 2009.

2.

Short-Term Incentive Compensation: As the Company failed to achieve the Threshold Level of earnings per share compared to the Company’s Plan (see “Performance Levels” above), no short-term compensation was paid to Mr. Ray with respect to fiscal 2008.

3.

Long-Term Incentive Compensation: While no long-term incentive grant has been made for 2009, in 2007, Mr. Ray received 21,100 options deemed to have a grant date present value of $126,500 subject to vesting as described above (see “Long-Term Incentive Program”) with an exercise price at the market price on the day of grant which was $14.53. In addition, Mr. Ray received a Performance Share opportunity which, if the aggregate 2007 – 2009 target performance levels of earnings per share are achieved would have a target value (based on the plan’s percentage of base salary applicable to this Named Executive Officer, and calculated at the closing price for the Company’s shares on the day of the grant) of $189,750. See “Long-Term Incentive Program” above for a description of the vesting of the options and the criteria for earning the Performance Shares.

4.

In 2008, Mr. Ray received 22,780 Restricted Shares which will fully vest on the third anniversary of the grant date. Additionally, Mr. Ray received a Performance Share opportunity which, if the aggregate 2008 – 2010 target performance levels of earnings per share are achieved would have a target value (based on the plan’s percentage of base salary applicable to this Named Executive Officer, and calculated at the closing price for the Company’s shares on the day of the grant) of $133,051. See “Long-Term Incentive Program” above for a description of the criteria for earning the Performance Shares.

5.

As the Long-Term Incentive Compensation Plans for 2007 and 2008 provided Performance Goals to be realized over a three (3)-year rolling period, it is possible that Performance Shares under those plans could still be earned. See “Long-Term Incentive Program” above for a description of the criteria for earning the Performance Shares.

VIII.  Tax Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code, enacted in 1993, precludes a public company from deducting compensation of more than $1 million each for its Named Executive Officers. Certain performance-based compensation is exempt from this limitation. The Compensation Committee has reviewed the impact of section162(m) and believes that the Company’s current compensation plans are unlikely to generate any material compensation in excess of the section 162(m) limits. The Company believes its incentive programs meet the performance-based compensation exemption from the deductibility limitation of section162(m).

IX.  Changes from Prior Years

The Company has made several changes in an effort to further align its executive compensation practices to the achievement of the Company’s goals. The Company for 2009 has combined its Long-Term and Short-Term Incentive Plans and has established Performance Levels as described in section V above based solely on achieving cash flow goals. The Company believes these changes are beneficial and more closely tie the Named Executive Officers’ economic benefits to the Company’s long-term goal of being well positioned to return to profitability when the retail economic environment improves.

X.  Director Compensation

                The Company’s philosophy is to target non-employee director compensation at the mid-range of Peer Group pay levels. Based on a study conducted by Mercer, cash compensation for the Company’s Board of Directors is below Peer Group 50th percentile levels and total compensation (including equity grants) is well below Peer Group 25th percentile levels. However, the Committee believed that an increase in non-employee director pay was not appropriate at this time given the challenging economic times facing the Company and the apparel retail industry. Accordingly, Members of the Company’s Board of Directors continue to be compensated through retainers, attendance fees and receipt of restricted shares and options at the same level as last year. More specifically, each non-employee Director (that is a Director who does not receive a salary from the Company) in 2008 received a quarterly retainer of $7,500. The Directors also received attendance fees of $2,000 for attending meetings of the Board and $1,500 for committee meetings attended in person, or $750 for committee meetings held by conference call. In 2008, to compensate certain Directors with additional responsibilities, (i) the Company’s Lead Director received an additional annual retainer of $20,000, (ii) the Chairperson of the Company’s Audit Committee received an additional annual retainer of $12,000 (to change to $50,000 beginning in 2009) and the Chairperson of the Compensation Committee received an additional annual retainer of $4,000.

Each Director also receives a one-time grant of 4,000 stock options upon becoming a Director and for 2008, received an annual grant of restricted shares worth $25,000 at the time of grant. The Restricted Shares are issued at the closing price of the Company’s shares on The NASDAQ Stock Market LLC as of the first Tuesday in each January following the date the Company releases its net sales for the critical month of December. That date was selected to afford investors an opportunity to absorb that net sales information and for the Company’s share price to reflect the appropriate value attributed to those shares by the investment community. The Directors’ restricted shares vest on the third anniversary of the date of grant or vest immediately if that person’s directorship is terminated because of death, disability, retirement at age 72 or above, or a change of control of the Company.

For 2009, the Committee determined that the Directors attendance fees should not change. However, to show support for the 5% percent compensation reductions taken by the Company’s management, the Committee reduced the Director’s quarterly retainers by 17% from $7,500 per quarter to $6,250 per quarter (or $25,000 per year). In addition, in lieu of receiving restricted shares worth $25,000, for 2009, the Directors received 7,500 options to purchase the Company’s shares at $2.50/share, an exercise price which was approximately two times the Company’s share price on The NASDAQ Stock Market LLC on the day of grant. The Committee believed that the option grant, which would have virtually no value unless the share price for the Company’s common stock doubled in price, would more closely align the Director’s compensation with the needs of the Company’s stockholders.

COMPENSATION COMMITTEE REPORT

March 2009

The Compensation Committee, comprised entirely of independent directors, reviewed and discussed the above Compensation Discussion & Analysis with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion & Analysis be included in these Proxy materials and incorporated by reference into the Annual Report on Form 10-K for the year ended January 31, 2009.

Richard L. Sisisky, Chairman

Ralph Alexander

Alvin R. Carpenter

Martin E. Stein, Jr.

EXECUTIVE COMPENSATION

The Summary Compensation Table summarizes the total compensation for each of the Named Executive Officers for 2008, 2007 and 2006. Compensation was paid to the Named Executive Officers under each of (i) the officers’ employment contracts; (ii) the Company’s short-term and long-term incentive programs; and (iii) the Company’s Non-Qualified Deferred Compensation Plan.

Each of the Named Executive Officers has entered into employment agreements with the Company which, among other things, contain the following provisions:

a.        Term. The employment agreements are each for an initial period of three (3) years, automatically renewing for additional periods of one (1) year each if not terminated at the end of their then current terms, except that the agreements for James Delfs and Michael Ray are for a period of two (2) years without automatic renewal. The employment agreements may be terminated before the end of their terms by the Company with or without cause or by the Named Executive Officer with or without good reason. When the then current contracts expired for Mr. Delfs and Mr. Ray in 2008, they were renewed for a two (2) year term instead of their prior three (3) year term which the Compensation Committee believed more in keeping with the Company’s goals of maintaining flexibility.

b.        Responsibilities. The employment agreements outline the responsibilities of each of the Named Executive Officers to devote, among other things, their full business time and attention to the affairs of the Company.

c.        Compensation. The employment agreements provide for base compensation to each Named Executive Officer, which compensation is reviewed annually by the Compensation Committee. Bonuses are also paid on an annual incentive bonus program which is formula-driven (see section III of the Compensation Discussion & Analysis) and each officer receives long-term incentive compensation, as appropriate, paid in the form of options and performance shares (see section V of this Compensation Discussion & Analysis). In addition, each Named Executive

Officer is entitled to participate in the Company’s Non-Qualified Deferred Compensation Plan as more fully described below.

d.        Effect of Termination. In the event a Named Executive Officer is terminated by the Company for cause or if the Named Executive Officer leaves during the employment term without good reason, then the Company’s only obligations to the executive are to pay his or her base salary through the date of termination, and to provide such other benefits as have been vested. A material reduction in a Named Executive Officer’s responsibilities may constitute “good reason” for termination by the Named Executive Officer.

However, if the Named Executive Officer is terminated by the Company without cause, or if he or she terminates his or her employment for good reason, then in addition to payment of base salary through the termination date, the Named Executive Officer is entitled to receive 100% (200% in the case of David H. (Hunt) Hawkins and William A. Moll) of his or her current annual base salary paid out over a continuation period ranging from twelve (12) to twenty-four (24) months following his or her termination. During the continued payment period, he or she also receives continued coverage under the Company’s medical, life and disability insurance programs. Finally, if such termination without cause (by the Company) or for good reason (by the executive) occurs within two (2) years following a change of control, then the severance payment is (i) his or her earned but unpaid base salary, if any, up to the termination date, plus (ii) 200% of both his or her current total annual base salary and his or her earned bonus or in some cases, the projected annual incentive compensation (annual cash bonus) calculated as though the Company had achieved its “target” earnings for the year of termination. When the then current contracts expired in 2008 for Mr. Delfs and Mr. Ray, the renewal contracts provided for a reduction in the compensation due upon termination as described above from two (2) years (200%) to one (1) year (100%) which the Compensation Committee believed to be more in keeping with current executive officer trends.

e.        Death and Disability. The employment agreements also provide that in the event of the Named Executive Officer’s death, his or her estate shall receive annual base compensation through the end of the month during which the death occurred, plus whatever bonus the Named Executive Officer was entitled to for the year during which the death occurred. Normal payments will also be made for the Named Executive Officer’s benefit under the Company’s other benefit plans in which he or she was a participant. In the event that termination is a result of permanent disability, such Named Executive Officer may be terminated if he or she does not recover within six (6) months following the onset of the disability, and the executive will receive a pro rata portion of his or her bonus for the year in which the termination occurred, and an additional nine (9) months base compensation following termination, as well as payment of benefits from any of the Company’s benefit plans in which the disabled executive was a participant; however, in the event of termination for complete disability of David H. Stovall, Jr., he would be eligible to receive benefits provided to executives under the Company’s insured Long-Term Disability benefit in lieu of the nine (9) months salary continuation.

f.        Restrictive Covenant. Each executive agrees to maintain all of the Company’s trade secrets fully confidential, in perpetuity, and agrees to certain non-competition and non-solicitation provisions in favor of the Company.

g.        Internal Revenue Code Section 409A. In each case the employment agreements of the Named Executive Officers contain provisions intended to comply with Internal Revenue Code Section 409A which may have the effect of postponing payments received by the Named Executive Officers following the termination of their employment with the Company.

The Summary Compensation Table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company’s Chief Executive Officer and Chief Financial Officer and each of the Company’s other Named Executive Officers whose compensation (other than non-qualified deferred compensation plan earnings), exceeded $100,000 during the year ended January 31, 2009.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
David H. Stovall, Jr. President and Chief Executive Officer(6)	2008		$125,488	-	-	58,164	-	-	156,957		$340,609
Linda M. Farthing Former President and Chief Executive Officer(7)	2008 2007	$ $	826,000 291,218	- -	124,207 24,797	3 526,520	- -	- -	153,670 76,848	$ $	1,103,880 919,383
James G. Delfs Senior Vice President, Finance and Chief Financial Officer	2008 2007 2006	$ $ $	353,800 353,800 349,733	- - -	79,059 42,709 41,890	198,993 227,057 183,982	- - -	- - 37,896	139,756 132,064 164,936	$ $ $	771,608 755,630 778,437
D. Hunt Hawkins Executive Vice President, Chief Administrative Officer	2008 2007 2006	$ $ $	368,750 355,000 330,875	- - -	148,193 862,196 576,599	193,895 218,180 169,954	- - -	- - 29,379	74,367 98,140 140,713	$ $ $	785,205 1,533,516 1,247,520
William A. Moll Executive Vice President and Chief Merchandising Officer	2008 2007 2006	$ $ $	458,333 445,500 418,104	- - 25,750	143,615 849,671 562,927	167,822 193,753 153,292	- - 74,250	- - 18,731	130,747 157,328 170,134	$ $ $	900,517 1,646,252 1,423,188
Michael D. Ray Senior Vice President, Director of Stores	2008 2007 2006	$ $ $	325,417 316,250 312,812	- - -	72,189 37,879 37,102	177,368 201,718 171,622	- - -	- - 26,187	107,947 120,597 168,094	$ $ $	682,921 676,444 715,817

(1)

The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for each fiscal year indicated, in accordance with FAS 123(R). The dollar amount includes amounts from awards granted during and prior to each fiscal year indicated. The grant date fair value for restricted stock awards expensed in each year was based on the closing price of the Common Stock on the applicable grant dates. Forfeiture estimates have been disregarded in determining the amounts indicated.

(2)

The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for each fiscal year indicated, in accordance with FAS 123(R). The dollar amount includes amounts from awards granted during and prior to each fiscal year indicated. Forfeiture estimates have been disregarded in determining the amounts indicated. The grant date fair value of stock options is estimated using the Black-Scholes option pricing model with the expected term for fiscal years 2006, 2007 and 2008 being derived via a lattice model. Prior to fiscal year 2006, the expected term was a direct input, based on estimates, to the Black-Scholes option pricing model. The grant date fair value of stock option awards expensed in 2008 was determined based on the assumptions in the following chart for grants made during each fiscal year indicated:

	Fiscal Years
Assumptions	2008	2007	2006	2005	2004	2003
Weighted average volatility	58.7%	46.2%	47.2%	50.9%	51.3%	51.7%
Weighted average dividend yield	0.0%	2.1%	1.5%	0.0%	0.0%	0.0%
Weighted average risk-free interest rate	1.5%	4.4%	4.8%	3.8%	3.5%	3.0%
Weighted average expected term	4.1 years	4.8 years	5.2 years	5.0 years	5.0 years	5.0 years

(3)	The amounts in column (g) reflect the cash bonus awards to the named individuals under the Company’s Short-Term Incentive Plan.
(4)

The amounts in column (h) reflect the above-market earnings on the non-tax-qualified deferred compensation for each Named Executive Officer. The preferential earnings are computed by taking the earnings for deferred compensation plans and subtracting a rate of return using 120% of the applicable federal long-term rate (AFR).

(5)	The amounts reflected in column (i) are indicated and discussed in detail in the All Other Compensation Table on page 18.
(6)	Mr. Stovall’s date of hire was December 5, 2008.
(7)	Ms. Farthing’s date of hire was September 24, 2007 and last day worked was December 12, 2008. Ms. Farthing was compensated through January 31, 2009.

The following table identifies the amount of each item included in the All Other Compensation column in the Summary Compensation Table for the fiscal year 2008.

ALL OTHER COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Year	Perquisites and Other Personal Benefits ($)(1)	Premiums Paid Relating To Executive Split- Dollar Plan ($)	Company Contributions to 401(k) Plans ($)	Company Contributions to Deferred Compensation Plans ($)(2)	Relocation Expenses ($)	Total ($)

David H. Stovall, Jr.(3)	2008	$ 4,576	1,055	-	-	151,326	$156,957

Linda M. Farthing(4)	2008	$61,685	57,802	-	-	34,183	$153,670

James G. Delfs	2008	$55,490	47,529	4,305	32,432	-	$139,756

D. Hunt Hawkins	2008	$31,059	39,004	4,304	-	-	$ 74,367

William A. Moll	2008	$31,554	52,961	4,228	42,004	-	$130,747

Michael D. Ray	2008	$33,372	70,522	4,053	-	-	$107,947

(1)

No single item exceeds the greater of $25,000 or 10% of the aggregate value of all perquisites and personal benefits received by any of the Named Executive Officers, except for 2008 medical benefit payments not provided to non-executive employees (which includes excess medical, dental & vision payments plus a tax gross up based on these amounts) in the amount of $48,821 for Ms. Farthing and $40,426 for Mr. Delfs. All perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company.

(2)	These amounts are included in column (c) of the Non-Qualified Deferred Compensation Table shown on page 22.
(3)	Mr. Stovall’s date of hire was December 5, 2008.
(4)	Ms. Farthing’s date of hire was September 24, 2007 and last day worked was December 12, 2008. Ms. Farthing received compensation through January 31, 2009.

The following table shows the Plan-Based awards granted to each Named Executive Officer during the fiscal year ended January 31, 2009.

In each case, except as noted in note (4) below, awards of options are subject to the Company’s normal five (5) year vesting schedule. Awards of performance shares are subject to a maximum 20% up or down adjustment in the number of shares to be issued depending on how well the Company performs compared to its peers.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED JANUARY 31, 2009

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Option (#)(4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards ($)
David H. Stovall, Jr.(6)	12/05/08 01/02/09	- -	- -	- -	- -	- -	- -	- -	1,000,000 200,000	$1.25 $1.28	$577,000 $119,780
Linda M. Farthing(7)	03/20/08 03/20/08 01/28/09 N/A	- - - $289,100	- - - $578,200	- - $1,156,400	- 70,190 - -	- 98,250 - -	- 113,370 - -	65,500 - - -	- - 7,500 -	- - $1.27 -	$375,315 $562,973 $ 3,186 N/A
James G. Delfs	03/20/08 03/20/08 06/02/08 N/A	- - - $ 80,618	- - - $161,235	- - - $ 322,470	- 17,180 - -	- 24,050 - -	- 27,750 - -	16,030 - 8,000 -	- - - -	- - - -	$ 91,852 $137,807 $ 44,720 N/A
D. Hunt Hawkins	03/20/08 03/20/08 06/02/08 N/A	- - - $ 92,500	- - - $203,500	- - - $ 407,000	- 21,560 - -	- 30,180 - -	- 34,820 - -	20,120 - 10,000 -	- - - -	- - - -	$115,288 $172,931 $ 55,900 N/A
William A. Moll	03/20/08 03/20/08 06/02/08 N/A	- - - $114,875	- - - $252,725	- - - $ 505,450	- 26,770 - -	- 37,480 - -	- 43,240 - -	24,980 - 10,000 -	- - - -	- - - -	$143,135 $214,760 $ 55,900 N/A
Michael D. Ray	03/20/08 03/20/08 06/02/08 N/A	- - - $ 73,406	- - - $146,813	- - - $ 293,625	- 15,840 - -	- 22,180 - -	- 25,590 - -	14,780 - 8,000 -	- - - -	- - - -	$ 84,689 $127,091 $ 44,720 N/A

(1)

The amounts shown in column (c) reflect the minimum annual incentive compensation payment level under the Company’s Short-Term Incentive Program while column (d) reflects the target amount and column (e) reflects the maximum amount. These amounts are based on the individual’s current salary and position. As indicated in column (g) of the Summary Compensation Table no amounts were paid for 2008.

(2)

The amounts shown in column (f) reflect the long-term compensation awards of performance shares which is 71% of the target amount shown in column (g). The amounts shown in column (h) are 115% of the target amount.

(3)

The amounts shown in column (i) reflect awards granted in March 2008 to each of the Named Executive Officers pursuant to the Company’s Long-Term Incentive Program and a special award grant made in June 2008.

(4)

The amounts shown in column (j) reflect options granted to Mr. Stovall per his Option Award Agreements dated December 5, 2008 and January 2, 2009 and options granted in January 2009 to Ms. Farthing in her role as a Director. See the Outstanding Equity Awards at Fiscal Year End Table on page 21 relating to the vesting of these options.

(5)	The amount shown represents the closing price of the Company’s Common Stock on The NASDAQ Stock Market LLC on the grant date.
(6)	Mr. Stovall’s date of hire was December 5, 2008.
(7)	Ms. Farthing’s date of hire was September 24, 2007 and last day worked was December 12, 2008. Ms. Farthing received compensation through January 31, 2009.

The following table shows the outstanding equity awards for each Named Executive Officer as of the fiscal year ended January 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR ENDED JANUARY 31, 2009

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
David H. Stovall, Jr. (2)		1,000,000(3) 200,000(3)	$ 1.25 $ 1.28	12/05/15 01/02/16
Linda M. Farthing(4)	4,000(5) 200,000(6)	7,500(7)	$ 9.1563 $ 8.56 $ 2.50	05/17/09 08/27/14 01/28/16	67,413(8)	$78,873	70,190(9)	$ 82,122
James G. Delfs	10,000(5) 11,345(10)	23,035(10) 38,100(10) 18,900(10) 23,600(10)	$ 8.90 $20.81 $17.32 $15.41 $14.53	01/29/12 02/29/12 03/21/13 06/06/13 03/02/14	39,390(11)	$46,086	31,790(12)	$ 37,194
D. Hunt Hawkins	10,000(5) 10,520(10)	21,360(10) 35,000(10) 17,200(10) 28,400(10)	$ 8.90 $20.81 $17.32 $15.41 $14.53	01/29/12 02/29/12 03/21/13 06/06/13 03/02/14	44,280(13)	$51,808	139,150(14)	$162,806
William A. Moll	65,000(5) 7,220(10)	14,660(10) 23,800(10) 13,000(10) 35,600(10)	$ 5.66 $20.81 $17.32 $15.41 $14.53	08/29/13 02/29/12 03/21/13 06/06/13 03/02/14	44,630(15)	$52,217	148,850(16)	$174,155
Michael D. Ray	50,000(5) 10,000(5) 9,900(10)	20,100(10) 34,400(10) 16,900(10) 21,100(10)	$ 7.98 $ 8.90 $20.81 $17.32 $15.41 $14.53	08/06/11 01/29/12 02/29/12 03/21/13 06/06/13 03/02/14	36,440(17)	$42,635	28,900(18)	$ 33,813

(1)

The market value is determined by multiplying the number of shares times the closing price of the Company’s stock on The NASDAQ Stock Market LLC as of the last day of the fiscal year. The closing price of the Company’s stock on January 30, 2009 was $1.17. The actual value will depend on the fair market value on the date of vesting.

(2)	Mr. Stovall’s date of hire was December 5, 2008.
(3)

Options granted on 12/5/2008 and 1/2/2009 vest at 33% on the first anniversary date, another 33% on the second anniversary date and the final 34% on the third anniversary date, and expire on the date shown in column (e), which is the seventh anniversary of the grant. Upon termination, except for death, disability, retirement or change of control, unvested options are forfeited.

(4)	Ms. Farthing’s date of hire was September 24, 2007 and last day worked was December 12, 2008. Ms. Farthing was compensated through January 31, 2009.
(5)

Options granted 5/17/1999, 8/6/2001, 1/29/2002 and 8/29/2003 vest at 33% on the third anniversary date, another 33% on the fourth anniversary date and the final 34% on the fifth anniversary date, and expire on the date shown in column (e), which is the tenth anniversary of the grant. Upon termination, except for death, disability, retirement or change of control, unvested options are forfeited.

(6)	Options granted 8/27/2007 vest immediately and expire on the date shown in column (e), which is the seventh anniversary of the grant.
(7)

Options granted 1/28/2009 cliff vest on January 28, 2012, the third anniversary of their grant and expire on the date shown in column (e), which is the seventh anniversary of their grant. Upon termination, except for death, disability, retirement or change of control, unvested options are forfeited.

(8)

The number of restricted stock awards consist of (1) 1,913 shares that cliff vest on January 9, 2010, the third anniversary of the grant, plus (2) 65,500 shares that cliff vest on March 20, 2011, the third anniversary of the grant.

(9)

The number of shares is based upon the Threshold Level of performance if a pre-determined cumulative three (3) year EPS goal is achieved for fiscal years 2008-2010 and will vest on March 20, 2011 if the goal is met.

(10)

Options granted 2/28/2005, 3/21/2006, 6/6/2006 and 3/2/2007 vest at 33% on the third anniversary date, another 33% on the fourth anniversary date and the final 34% on the fifth anniversary date, and expire on the date shown in column (e), which is the seventh anniversary of their grant. Upon termination, except for death, disability, retirement or change of control, unvested options are forfeited.

(11)

The number of restricted stock awards consist of (1) 6,610 shares that cliff vest on March 1, 2012, the seventh anniversary of the grant, unless a pre-determined performance goal was met during the second year following the year of grant, at which time vesting would have been accelerated to March 1, 2008 plus (2) 8,750 shares that cliff vest on March 21, 2013, the seventh anniversary of the grant, unless a pre-determined performance goal was met during the second year following the year of grant, at which time vesting would have been accelerated to March 21, 2009 plus (3) 16,030 shares that cliff vest on March 20, 2011 plus (4) 8,000 shares that cliff vest on June 2, 2011.

(12)

The number of shares is based upon 14,610 shares, the Threshold Level of performance if a pre-determined cumulative three (3) year EPS goal is achieved for fiscal years 2007-2009, plus 17,180 shares, the Threshold Level of performance if a pre-determined cumulative three (3) year EPS goal is achieved for fiscal years 2008-2010. If the three (3) year EPS goal for 2007-2009 is met, the 14,610 shares will vest on March 2, 2010 and if the three (3) year EPS goal for 2008-2010 is met, the 17,180 shares will vest on March 20, 2011.

(13)

The number of restricted stock awards consist of (1) 6,130 shares that cliff vest on March 1, 2012, the seventh anniversary of the grant, unless a pre-determined performance goal was met during the second year following the year of grant, at which time vesting would have been accelerated to March 1, 2008 plus (2) 8,030 shares that cliff vest on March 21, 2013, the seventh anniversary of the grant, unless a pre-determined performance goal was met during the second year following the year of grant, at which time vesting would have been accelerated to March 21, 2009 plus (3) 20,120 shares that cliff vest on March 20, 2011 plus (4) 10,000 shares that cliff vest on June 2, 2011.

(14)

The number of shares consist of (1) 17,590 shares, based upon the Threshold Level of performance if a pre-determined cumulative three (3) year EPS goal is achieved for fiscal years 2007-2009, which would vest on March 2, 2010, plus (2) 100,000 shares, 50% of which vest at the time the stock trades at a pre-determined price for twenty (20) consecutive trading days and another 50% of which vest at the time the stock trades at a higher pre-determined price for twenty (20) consecutive trading days (this grant expires on September 22, 2010), plus (3) 21,560 shares, based upon the Threshold Level of performance if a pre-determined cumulative three (3) year EPS goal is achieved for the fiscal years 2008-2010, which would vest on March 20, 2011.

(15)

The number of restricted stock awards consist of (1) 4,200 shares that cliff vest on March 1, 2012, the seventh anniversary of the grant, unless a pre-determined performance goal was met during the second year following the year of grant, at which time vesting would have been accelerated to March 1, 2008 plus (2) 5,450 shares that cliff vest on March 21, 2013, the seventh anniversary of the grant, unless a pre-determined performance goal was met during the second year following the year of grant, at which time vesting would have been accelerated to March 21, 2009 plus (3) 24,980 shares that cliff vest on March 20, 2011 plus (4) 10,000 shares that cliff vest on June 2, 2011.

(16)

The number of shares consist of (1) 22,080 shares, based upon the Threshold Level of performance if a pre-determined cumulative three (3) year EPS goal is achieved for fiscal years 2007-2009, which would vest on March 2, 2010, plus (2) 100,000 shares, 50% of which vest at the time the stock trades at a pre-determined price for twenty (20) consecutive trading days and another 50% of which vest at the time the stock trades at a higher pre-determined price for twenty (20) consecutive trading days (this grant expires on September 22, 2010), plus (3) 26,770 shares, based upon the Threshold Level of performance if a pre-determined cumulative three (3) year EPS goal is achieved for fiscal years 2008-2010, which would vest on March 20, 2011.

(17)

The number of restricted stock awards consist of (1) 5,770 shares that cliff vest on March 1, 2012, the seventh anniversary of the grant, unless a pre-determined performance goal was met during the second year following the year of grant, at which time vesting would have been accelerated to March 1, 2008 plus (2) 7,890 shares that cliff vest on March 21, 2013, the seventh anniversary of the grant, unless a pre-determined performance goal was met during the second year following the year of grant, at which time vesting would have been accelerated to March 21, 2009 plus (3) 14,780 shares that cliff vest on March 20, 2011 plus (4) 8,000 shares that cliff vest on June 2, 2011.

(18)

The number of shares is based upon 13,060 shares, the Threshold Level of performance if a pre-determined cumulative three (3) year EPS goal is achieved for fiscal years 2007-2009, plus 15,840 shares, the Threshold Level of performance if a pre-determined cumulative three (3) year EPS goal is achieved for fiscal years 2008-2010. If the three year EPS goal for 2007-2009 is met, the 13,060 shares will vest on March 2, 2010 and if the three (3) year EPS goal for 2008-2010 is met, the 15,840 shares will vest on March 20, 2011.

The following table provides information relating to options exercised and stock awards that vested during the fiscal year ended January 31, 2009 for each of the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR ENDED JANUARY 31, 2009

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

David H. Stovall, Jr.	-	-	-	-

Linda M. Farthing (2)	-	-	1,406	$1,842

James G. Delfs	-	-	-	-

D. Hunt Hawkins	-	-	-	-

William A. Moll	-	-	-	-

Michael D. Ray	-	-	-	-

(1)

The value realized represents the number of shares acquired on vesting multiplied by the closing market price of the Company’s Common Stock as listed on The NASDAQ Stock Market LLC on the date of vesting.

(2)	Ms. Farthing’s date of hire was September 24, 2007 and her last day worked was December 12, 2008.

The following table provides information relating to pension benefits for each of the Named Executive Officers. As discussed in the Compensation Discussion  & Analysis, the Company does not provide a defined benefit (pension) plan for its Named Executive Officers.

PENSION BENEFITS FOR FISCAL YEAR ENDED JANUARY 31, 2009

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)

David H. Stovall, Jr. (1)	No Plans	N/A	N/A	N/A

Linda M. Farthing (2)	No Plans	N/A	N/A	N/A

James G. Delfs	No Plans	N/A	N/A	N/A

D. Hunt Hawkins	No Plans	N/A	N/A	N/A

William A. Moll	No Plans	N/A	N/A	N/A

Michael D. Ray	No Plans	N/A	N/A	N/A

(1)	Mr. Stovall’s date of hire was December 5, 2008.
(2)	Ms. Farthing’s date of hire was September 24, 2007 and her last day worked was December 12, 2008.

NON-QUALIFIED DEFERRED COMPENSATION

Compensation under the Non-Qualified Deferred Compensation Table summarizes amounts paid on behalf of each Named Executive Officer under the Company’s Non-Qualified Deferred Compensation Plan (the “Plan”) which, among other provisions, provides that the Company will match the Named Executive Officers’ contributions to the Plan, dollar for dollar, up to a maximum of 10% of the executive’s total compensation (salary plus bonuses); however the Company’s portion of the contribution vests 20% per year in each of years four (4) through eight (8) (with accelerated vesting on retirement, termination, or a change of control). Amounts under the Plan may be withdrawn following termination of employment either in a lump-sum or over time as each Named Executive Officer shall elect.

Benefits under the Non-Qualified Deferred Compensation Plan are payable following a participant’s retirement (on or after age 62) as well as following a separation from the Company for reasons other than retirement, subject to vesting requirements as described above, and on death or permanent disability. However, upon the showing of a financial hardship and receipt of approval from the Compensation Committee, an executive may be allowed to access funds in his or her deferred compensation account earlier than would otherwise be available.

Amounts credited to each Named Executive Officer’s account will receive earnings/(loss) depending upon the investment option elected by each named executive. The following table shows the current investment options available under the Company’s Non-Qualified Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2008.

Fund	Annual Rate of Return	Fund	Annual Rate of Return
Model Portfolio – Conservative	-8.24%	T Rowe Price Equity Income II	-36.26%
20% S&P 500/80% Barclays Aggregate Index	-4.56%	Russell 1000 Value Index	-36.85%
Model Portfolio – Moderate/Conservative	-18.24%	Dreyfus Stock Index Initial	-37.14%
40% S&P 500/60% Barclays Aggregate Index	-13.65%	S&P 500 Index	-37.00%
Model Portfolio – Moderate	-27.16%	Oppenheimer VA Capital Appreciation NS	-45.52%
60% S&P 500/40% Barclays Aggregate Index	-22.06%	Russell 1000 Growth Index	-38.44%
Model Portfolio – Moderate/Aggressive	-33.86%	Goldman Sachs VIT Mid Cap Value	-37.05%
80% S&P 500/20% Barclays Aggregate Index	-29.83%	Russell Midcap Value Index	-38.44%
Model Portfolio – Aggressive	-40.69%	Van Kampen UIF Mid Cap Growth I	-46.77%
100% S&P 500 Index	-37.00%	Russell Midcap Growth Index	-44.32%
Nationwide NVIT Money Market V	2.14%	Royce Capital Small Cap	-27.18%
3 Month T-Bill Index	1.40%	Russell 2000 Value Index	-28.92%
PIMCO VIT Real Return Admin	4.84%	Vanguard VIF Small Company Growth	-39.47%
Barclays Capital US Aggregate Bond Index	5.24%	Russell 2000 Growth Index	-38.54%
PIMCO VIT Real Return Admin	-7.00%	Oppenheimer VA Global Securities NS	-40.19%
Barclays U.S. TIPS Index	-2.35%	MSCI World Index	-40.71%
LASSO Long and Short Strategic Opportunities	-16.52%	AllianceBernstein VPS International Value A	-53.18%
MSCI Hedge Invest Index/60% S&P 500 40% Barclays Agg*	-25.72%	MSCI EAFE Value Index	-44.09%

The earnings/(loss) realized by each of the Named Executive Officers is reflected in the table below:

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR ENDED JANUARY 31, 2009

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings/(Loss) in Last Fiscal Year ($)(3)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)(4)
David H. Stovall, Jr.	-	-	-	-	-
Linda M. Farthing	-	-	-	-	-
James G. Delfs	$32,432	$32,432	$(268,112)	-	$495,892
D. Hunt Hawkins	-	-	$(201,910)	-	$370,704
William A. Moll	$42,004	$42,004	$(167,325)	-	$432,744
Michael D. Ray	-	-	$(156,008)	$109,805	$279,990

(1)	The amount reflected for each of the Named Executive Officers is reported as compensation to such Named Executive Officer in the Summary Compensation Table on page 18.
(2)	The amount reflected for each of the Named Executive Officers is reported as compensation to such Named Executive Officer in column (f) in the All Other Compensation Table on page 18.
(3)	There were no above-market earnings realized during this period by any of the named executive officers.
(4)

The following aggregate balances existed at the end of fiscal year 2007 for each of the Named Executive Officers: $699,140 for Mr. Delfs; $572,614 for Mr. Hawkins; $516,061 for Mr. Moll and $545,803 for Mr. Ray. These balances include the following amounts previously reported in Summary Compensation Tables in prior years for each of the Named Executive Officers: $461,690 for Mr. Delfs; $394,146 for Mr. Hawkins; $250,851 for Mr. Moll and $363,416 for Mr. Ray. 2006 was the first year that Mr. Moll was reported in the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of the Named Executive Officers has entered into employment agreements with the Company which, among other things, contain the following provisions:

                Termination: The Company has the right to terminate any Named Executive Officer at any time, with or without cause. Likewise, a Named Executive Officer is able to terminate his or her employment for “good reason” or for no reason. However, if the Company elects not to renew the agreement(s) with Mr. Delfs and/or Mr. Ray, the Company is required to pay his annual salary for twelve (12) months and provide continued coverage under the Company’s benefits programs as if he were terminated without “cause” or by the executive for “good reason”. “Good reason” includes, among other things, a material reduction in the Named Executive Officer’s compensation or benefits which is materially more adverse to the executive than similar reductions applicable to other executives of a similar level of status within the Company as executive or the assignment to the Named Executive Officer of duties which results in a material diminution in such position, authority, duties or responsibilities and which could reasonably be believed to be demeaning. With respect to the Chief Executive Officer’s employment agreement, “good reason” also includes the executive providing written notice of the intent to terminate employment within sixty (60) days following a change-in-control.

With Cause or Without Good Reason: In the event a Named Executive Officer is terminated by the Company for “cause” or if the Named Executive Officer leaves during the employment term without “good reason”, then the Company’s only obligations to the executive are to pay his or her base salary through the date of termination, and to provide such other benefits as have been vested.

Without Cause or For Good Reason: If the Named Executive Officer is terminated by the Company without “cause”, or if he or she terminates his or her employment for “good reason”, then in addition to payment of base salary through the termination date, the Named Executive Officer is entitled to receive 100% (200% in the case of David H. (Hunt) Hawkins and William A. Moll) of his or her current annual base salary paid out over twelve (12) months consistent with the Company’s normal payroll practices beginning six (6) months following his or her termination. During the continued payment period, he or she also receives continued coverage under the Company’s medical, life and disability insurance programs. The Named Executive Officers’ employment agreements also provide for the executive to receive any bonus earned (pro rated to the date of termination) under any of the Company’s performance based bonus programs.

Death and Disability: In the event of the Named Executive Officer’s death, his or her estate shall receive annual base compensation through the end of the month during which the death occurred, plus whatever bonus the Named Executive Officer was entitled to for the year during which the death occurred and the value, paid in cash, of any unvested stock options measured by difference between the option exercise price and the closing market price on the date of termination as well as the value of all unvested restricted stock measured by the number of shares multiplied times the closing market price on the date of termination. Normal payments will also be made for the Named Executive Officer’s benefit under the Company’s other benefit plans in which he or she was a participant. In the event that termination is a result of permanent disability, such Named Executive Officer may be terminated if he or she does not recover within six (6) months following the onset of the disability, and the executive will receive a pro rata portion of his or her bonus for the year in which the termination occurred and an additional nine (9) months base compensation following termination, payment of benefits from any of the Company’s benefit plans in which the disabled executive was a participant and the cash value of all unvested stock options and restricted stock measured in the same manner as for a termination by death. With respect to the Chief Executive Officer’s employment agreement, all unvested stock options and restricted stock vest immediately upon termination by death or disability.

Change in Control: If within two (2) years following a change in control, a Named Executive Officer’s (other than the Chief Executive Officer’s) employment is terminated without cause (by the Company) or for good reason (by the Named Executive Officer), then the Named Executive Officer will receive the following in a lump sum payable not earlier than six (6) months following the effective date of the Named Executive Officer’s termination of employment and not later than seven (7) months following the effective date of the Named Executive Officer’s termination of employment: (i) his or her earned but unpaid base salary, if any, up to the termination date, plus (ii) 200% of both his or her current total annual base salary and his or her projected annual incentive compensation (annual cash bonus) calculated as though the Company had achieved its “target” earnings for the year of termination. The Chief Executive Officer’s employment agreement does not provide for any termination payment if his employment is terminated following a change of control unless the executive provides notice of his intent to terminate employment within sixty (60) days of the change-in-control, in which case the termination would be treated as a termination by the executive for “good reason”.

For the other Named Executive Officers, in addition to the other events constituting “good reason”, the following shall also constitute “good reason” if it occurs within two (2) years following a change in control: if the Named Executive Officer is willing and able to continue employment with the Company but the Company exercises its right to either not renew the Named Executive Officer’s employment agreement, or offers to renew that agreement on terms materially less favorable to the Named Executive Officer than the then existing agreement.

Term: The employment agreements are each for an initial period of three (3) years, automatically renewing for additional periods of one (1) year each if not terminated at the end of their then current terms, except that the agreements for Mr. Delfs and Mr. Ray are for a period of two (2) years without automatic renewal, which the Compensation Committee believed more in keeping with the Company’s goals of maintaining flexibility. The employment agreements may be terminated before the end of their terms by the Company with or without cause or by the Named Executive Officer with or without good reason.

Restricted Covenant: Each Named Executive Officer agrees to maintain all of the Company’s trade secrets fully confidential, in perpetuity, and agrees to certain non-competition and non-solicitation provisions in favor of the Company which continue for two (2) years after termination of employment.

                Excise Tax Limitation: Each of the Named Executive Officer’s employment agreements limit the amount payable to the executive on termination such that no executive shall receive any payment that would subject the executive to the excise tax imposed by Internal Revenue Code Section 4999, but only if such limitation will place the executive in a better position, on a net after-tax basis, than if all amounts payable to executive on termination were paid to executive and the executive paid such excise taxes thereon.

Had a termination, disability, death or change in control occurred as of January 31, 2009, the Named Executive Officers would have been eligible to receive the payments specified in the following tables:

The following table shows the potential payments upon termination, disability, death or a change in control of the Company for David H. Stovall, Jr., the Company’s President and Chief Executive Officer.

Compensation and Benefits	Termination With Cause	Termination Without Cause	Termination With Good Reason	Termination Without Good Reason(1)	Termination For Disability(2)	Death	Termination After Change In Control(3)

Earned But Unpaid Base Salary (both the fiscal year and the pay period ended 1/31/09)	$0	$ 0	$ 0	$0
100% of Current Total Annual Base Salary		$826,000	$826,000
Medical, Dental, Vision, Life and Disability Insurance During Post Termination Payment Period		$ 80,271	$ 80,271		$ 33,789		$33,789
Annual Base Salary Through End of Month of Termination					$ 68,833	$ 68,833
Earned Bonus (Pro rata)					$0	$ 0
Benefits Entitled to Under the Disability Plan of the Company					$ 15,000 Per month
Make Payments and Provide Benefits Called for Under each Employee Benefit Plan					$ 0	$ 0
Net Value of Unvested Options					$ 0	$ 0	$ 0
Current Value of Unvested Restricted Shares					$ 0	$ 0	$ 0
All Benefits Payable Under Company’s Plans Relating to Deferred Comp, Retirement or Other Benefits(4)	$0	$ 0	$ 0	$0	$ 0	$ 0	$ 0
Split-Dollar Life Insurance						$4,130,000
Total(5)	$0	$906,271	$906,271	$0	$117,622	$4,198,833	$33,789

(1)	Retirement is treated the same as termination by the Named Executive Officer without good reason.
(2)	Per Mr. Stovall’s employment agreement, disability results in immediate termination of employment.
(3)	Applies only if the Named Executive Officer gives written notice of termination within sixty (60) days following the change in control.
(4)	The benefits payable under the Company’s 401(k) plan have been omitted since this plan is non-discriminatory.
(5)	In addition to the total reflected for disability, $15,000 per month during the disability period would also be received.

The following table shows the potential payments upon termination, disability, death or a change in control of the Company for James G. Delfs, the Company’s Senior Vice President, Finance and Chief Financial Officer.

Compensation and Benefits	Termination With Cause	Termination Without Cause	Termination With Good Reason	Termination Without Good Reason(1)	Termination For Disability(2)	Death(2)	Termination After Change In Control(2)

Earned But Unpaid Base Salary (both the fiscal year and the pay period ended 1/31/09)	$ 0	$ 0	$ 0	$ 0
100% of Current Total Annual Base Salary		$353,800	$353,800
Medical, Dental, Vision, Life and Disability Insurance During Post Termination Payment Period		$144,307	$144,307		$ 33,789		$ 33,789
Annual Base Salary Through End of Month of Termination					$ 29,483	$ 29,483
Earned Bonus (Pro rata)					$ 0	$ 0
Additional Nine (9) Months of Compensation at the Current Base Salary					$265,350
Benefits Entitled to Under the Disability Plan of the Company					$ 15,000 Per month
Make Payments and Provide Benefits Called for Under each Employee Benefit Plan					$ 0	$ 0
Net Value of Unvested Options					$ 0	$ 0	$ 0
Current Value of Unvested Restricted Shares					$ 46,086	$ 46,086	$ 46,086
Lump Sum Payment of 200% of Current Annual Base Salary							$ 707,600
Lump Sum Payment of 200% of “Target” Bonus							$ 318,420
All Benefits Payable Under Company’s Plans Relating to Deferred Comp, Retirement or Other Benefits(3)	$495,892	$495,892	$495,892	$495,892	$495,892	$ 495,892	$ 495,892
Split-Dollar Life Insurance						$2,762,500
Total(4)	$495,892	$993,999	$993,999	$495,892	$885,600	$3,333,961	$1,601,787

(1)	Retirement is treated the same as termination by the Named Executive Officer without good reason.
(2)

In addition to the amounts reflected, an additional amount would be paid to the Named Executive Officer. The exact amount is not calculable at the present time due to the fact that it is based upon the actual three (3) year cumulative EPS that is achieved. The Named Executive Officer would be entitled to the number of shares determined following each three (3) year period times the percent of time he actually was employed during the three (3) year period.

(3)	The benefits payable under the Company’s 401(k) plan have been omitted since this plan is non-discriminatory.
(4)	In addition to the total reflected for disability, $15,000 per month during the disability period would also be received.

The following table shows the potential payments upon termination, disability, death or a change in control of the Company for D. Hunt Hawkins, the Company’s Executive Vice President, Chief Administrative Officer.

Compensation and Benefits	Termination With Cause	Termination Without Cause	Termination With Good Reason	Termination Without Good Reason(1)	Termination For Disability(2)	Death(2)	Termination After Change In Control(2)

Earned But Unpaid Base Salary (both the fiscal year and the pay period ended 1/31/09)	$ 0	$ 0	$ 0	$ 0
200% of Current Total Annual Base Salary		$ 740,000	$ 740,000
Medical, Dental, Vision, Life and Disability Insurance During Post Termination Payment Period		$ 127,323	$ 127,323		$ 33,789		$ 33,789
Annual Base Salary Through End of Month of Termination					$ 30,833	$ 30,833
Earned Bonus (Pro rata)					$ 0	$ 0
Additional Nine (9) Months of Compensation at the Current Base Salary					$277,500
Benefits Entitled to Under the Disability Plan of the Company					$ 15,000 Per month
Make Payments and Provide Benefits Called for Under each Employee Benefit Plan					$ 0	$ 0
Net Value of Unvested Options					$ 0	$ 0	$ 0
Current Value of Unvested Restricted Shares					$ 51,808	$ 51,808	$ 51,808
Lump Sum Payment of 200% of Current Annual Base Salary							$ 740,000
Lump Sum Payment of 200% of “Target” Bonus							$ 407,000
All Benefits Payable Under Company’s Plans Relating to Deferred Comp, Retirement or Other Benefits(3)	$370,704	$ 370,704	$ 370,704	$370,704	$370,704	$ 370,704	$ 370,704
Split-Dollar Life Insurance						$2,547,500
Total(4)	$370,704	$1,238,027	$1,238,027	$370,704	$779,634	$3,000,845	$1,603,301

(1)	Retirement is treated the same as termination by the Named Executive Officer without good reason.
(2)

In addition to the amounts reflected, an additional amount would be paid to the Named Executive Officer. The exact amount is not calculable at the present time due to the fact that it is based upon the actual three (3) year cumulative EPS that is achieved. The Named Executive Officer would be entitled to the number of shares determined following each three (3) year period times the percent of time he actually was employed during the three (3) year period.

(3)	The benefits payable under the Company’s 401(k) plan have been omitted since this plan is non-discriminatory.
(4)	In addition to the total reflected for disability, $15,000 per month during the disability period would also be received.

The following table shows the potential payments upon termination, disability, death or a change in control of the Company for William A. Moll, the Company’s Executive Vice President and Chief Merchandising Officer.

Compensation and Benefits	Termination With Cause	Termination Without Cause	Termination With Good Reason	Termination Without Good Reason(1)	Termination For Disability(2)	Death(2)	Termination After Change In Control(2)

Earned But Unpaid Base Salary (both the fiscal year and the pay period ended 1/31/09)	$ 0	$ 0	$ 0	$ 0
200% of Current Total Annual Base Salary		$ 919,000	$ 919,000
Medical, Dental, Vision, Life and Disability Insurance During Post Termination Payment Period		$ 155,607	$ 155,607		$ 33,789		$ 33,789
Annual Base Salary Through End of Month of Termination					$ 38,292	$ 38,292
Earned Bonus (Pro rata)					$ 0	$ 0
Additional Nine (9) Months of Compensation at the Current Base Salary					$344,625
Benefits Entitled to Under the Disability Plan of the Company					$ 15,000 Per month
Make Payments and Provide Benefits Called for Under each Employee Benefit Plan					$ 0	$ 0
Net Value of Unvested Options					$ 0	$ 0	$ 0
Current Value of Unvested Restricted Shares					$ 52,217	$ 52,217	$ 52,217
Lump Sum Payment of 200% of Current Annual Base Salary							$ 919,000
Lump Sum Payment of 200% of “Target” Bonus							$ 505,450
All Benefits Payable Under Company’s Plans Relating to Deferred Comp, Retirement or Other Benefits(3)	$389,901	$ 389,901	$ 389,901	$389,901	$389,901	$ 389,901	$ 389,901
Split-Dollar Life Insurance						$2,727,500
Total(4)	$389,901	$1,464,508	$1,464,508	$389,901	$873,824	$3,207,910	$1,900,357

(1)	Retirement is treated the same as termination by the Named Executive Officer without good reason.
(2)

In addition to the amounts reflected, an additional amount would be paid to the Named Executive Officer. The exact amount is not calculable at the present time due to the fact that it is based upon the actual three (3) year cumulative EPS that is achieved. The Named Executive Officer would be entitled to the number of shares determined following each three (3) year period times the percent of time he actually was employed during the three (3) year period.

(3)	The benefits payable under the Company’s 401(k) plan have been omitted since this plan is non-discriminatory.
(4)	In addition to the total reflected for disability, $15,000 per month during the disability period would also be received.

The following table shows the potential payments upon termination, disability, death or a change in control of the Company for Michael D. Ray, the Company’s Senior Vice President and Director of Stores.

Compensation and Benefits	Termination With Cause	Termination Without Cause	Termination With Good Reason	Termination Without Good Reason(1)	Termination For Disability(2)	Death(2)	Termination After Change In Control(2)

Earned But Unpaid Base Salary (both the fiscal year and the pay period ended 1/31/09)	$ 0	$ 0	$ 0	$ 0
100% of Current Total Annual Base Salary		$326,250	$326,250
Medical, Dental, Vision, Life and Disability Insurance During Post Termination Payment Period		$190,179	$190,179		$ 33,789		$ 33,789
Annual Base Salary Through End of Month of Termination					$ 27,188	$ 27,188
Earned Bonus (Pro rata)					$ 0	$ 0
Additional Nine (9) Months of Compensation at the Current Base Salary					$244,688
Benefits Entitled to Under the Disability Plan of the Company					$ 15,000 Per month
Make Payments and Provide Benefits Called for Under each Employee Benefit Plan					$ 0	$ 0
Net Value of Unvested Options					$ 0	$ 0	$ 0
Current Value of Unvested Restricted Shares					$ 42,635	$ 42,635	$ 42,635
Lump Sum Payment of 200% of Current Annual Base Salary							$ 652,500
Lump Sum Payment of 200% of “Target” Bonus							$ 293,625
All Benefits Payable Under Company’s Plans Relating to Deferred Comp, Retirement or Other Benefits(3)	$279,990	$279,990	$279,990	$279,990	$279,990	$ 279,990	$ 279,990
Split-Dollar Life Insurance						$2,455,000
Total(4)	$279,990	$796,419	$796,419	$279,990	$643,290	$2,804,813	$1,302,539

(1)	Retirement is treated the same as termination by the Named Executive Officer without good reason.
(2)

In addition to the amounts reflected, an additional amount would be paid to the Named Executive Officer. The exact amount is not calculable at the present time due to the fact that it is based upon the actual three (3) year cumulative EPS that is achieved. The Named Executive Officer would be entitled to the number of shares determined following each three (3) year period times the percent of time he actually was employed during the three (3) year period.

(3)	The benefits payable under the Company’s 401(k) plan have been omitted since this plan is non-discriminatory.
(4)	In addition to the total reflected for disability, $15,000 per month during the disability period would also be received.

COMPENSATION OF DIRECTORS

Members of the Company’s Board of Directors receive compensation through retainers, attendance fees and receipt of restricted shares and options, as more fully described in section X of the Compensation Discussion & Analysis. Directors who are not employees of the Company do not participate in any non-equity incentive compensation plans.

In addition to the normal annual retainers, attendance fees and receipt of restricted shares and options, the Lead Director receives an additional $20,000 for his services as lead director. The Company also pays an additional $50,000 per year to the Chairperson of the Company’s Audit Committee ($12,000 per year prior to 2009), and pays an additional $4,000 per year to the Chairperson of the Compensation Committee.

DIRECTOR SUMMARY COMPENSATION TABLE FOR FISCAL YEAR ENDED JANUARY 31, 2009

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ralph Alexander	$58,250	8,340	3,434	-	-	-	$70,024
Alvin R. Carpenter	$72,250	24,680	3	-	-	-	$96,933
Irwin Cohen	$65,750	-	2,747	-	-	-	$68,497
Susan Falk	$53,000	8,340	3,434	-	-	-	$64,774
Mitchell W. Legler	$62,000	24,680	3	-	-	-	$86,683
Richard L. Sisisky	$65,250	24,680	287	-	-	-	$90,217
Martin E. Stein, Jr.	$45,250	24,680	3	-	-	-	$69,933

(1)

Jay Stein, the Company’s Chairman of the Board, John H. Williams, Jr., the Company’s Vice Chairman of the Board, David H. Stovall, Jr., the Company’s President and Chief Executive Officer and Linda M. Farthing, the Company’s former President and Chief Executive Officer are not included in this table as they are (were) employees of the Company and therefore do (did) not receive compensation for their services as Directors. The compensation received by Mr. Stovall and Ms. Farthing is shown in the Summary Compensation Table on page 18. Mr. Stovall became President and Chief Executive Officer on December 5, 2008. Ms. Farthing served as President and Chief Executive Officer from September 24, 2007 until December 12, 2008 and was compensated through January 31, 2009.

(2)

Reflects the dollar amount recognized for financial reporting purposes for the fiscal year ended January 31, 2009 in accordance with FAS 123(R) and thus includes awards granted during and prior to FY 2008. Forfeiture estimates have been disregarded in determining the amounts indicated. As of January 31, 2009, each Director has the following number of unvested restricted stock awards outstanding: Ralph Alexander: 6,562; Susan Falk: 6,562; Alvin R. Carpenter: 8,475; Mitchell W. Legler: 8,475; Richard L. Sisisky: 8,475 and Martin E. Stein, Jr.: 8,475. The fiscal year 2008 grant and the unvested restricted stock awards outstanding for Ms. Farthing are shown in the Grants of Plan-Based Awards and the Outstanding Equity Awards at Fiscal Year End Tables.

(3)

Reflects the dollar amount recognized for financial reporting purposes for the fiscal year ended January 31, 2009 in accordance with FAS 123(R) and thus includes awards granted during and prior to FY 2008. Forfeiture estimates have been disregarded in determining the amounts indicated. During fiscal year 2008, each Director named above received 7,500 stock options with an option value of $0.425 per option award. As of January 31, 2009, the following Directors have the indicated number of option awards outstanding: Ralph Alexander: 11,500; Alvin R. Carpenter: 7,500; Irwin Cohen: 11,500; Susan Falk: 11,500; Mitchell W. Legler: 7,500; Richard L. Sisisky: 11,500 and Martin E. Stein, Jr.: 11,500. The fiscal year 2008 grants and the option awards outstanding for Mr. Stovall and Ms. Farthing are shown in the Grants of Plan-Based Awards and the Outstanding Equity Awards at Fiscal Year End Tables.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS

THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm PricewaterhouseCoopers LLP to serve as our independent registered certified public accounting firm for the current fiscal year ending January 30, 2010. That firm has served as our audit firm since 1983. Our Board of Directors has directed that the appointment of the independent registered certified public accounting firm be submitted for ratification by the stockholders at the annual meeting. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting of stockholders and will be given the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm is not required by our articles of incorporation or bylaws. However, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. In such event, the Audit Committee may retain PricewaterhouseCoopers LLP notwithstanding the fact that the stockholders did not ratify the selection, or select another nationally recognized accounting firm without re-submitting the matter to a stockholder vote. Even if the selection is ratified, the Audit Committee retains the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of our stockholders and the Company.

The following table provides information relating to the fees paid or accrued by the Company for the audit including the audit of internal controls and fees billed/paid in each of the last two (2) fiscal years for other services provided by PricewaterhouseCoopers LLP.

	2008	2007

Audit fees (1)	$ 720,720	$ 806,149
Audit-related fees (2)	71,723	93,425
Tax fees (3)	353,806	376,097
All other fees	-	-

Total Fees	$1,146,249	$1,275,671

(1)

Includes fees for professional services relating to the annual audit of the Company’s financial statements, review of the Company’s quarterly financial statements and services related to the certification of the Company’s internal controls, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Includes fees for professional services relating to the audit of employee benefit plans for 2007 and for consultation on accounting standards or transactions.
(3)

Includes fees for professional services relating to tax compliance (preparation of returns) and fees relating to an IRS examination. No services were provided by PricewaterhouseCoopers LLP relating to aggressive tax transactions, contingent fee services or any tax services to certain persons who serve in financial reporting oversight roles.

All decisions regarding selection of independent registered certified public accounting firms and approval of accounting services and fees are made by our Audit Committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities Exchange Commission (SEC). The Audit Committee must pre-approve (i) all audit services, and (ii) all non-audit services provided by the independent registered certified public accounting firm that are permitted by Section 201 of the Sarbanes Act, except if:

1.

in the case of permissible non-audit services, such services qualify as de minimus under Section 202 of the Sarbanes Act and the Company did not recognize that such services were non-audit services at the time of the engagement;

2.	the Audit Committee, or one or more of its designated members, approves the permissible non-audit services before completion of the audit; and
3.	when one or more designated members approves such services, such approval is presented to the Audit Committee at its next scheduled meeting.

All audit, audit-related and tax services provided by PricewaterhouseCoopers LLP were pre-approved in accordance with the Audit Committee’s guidelines.

The Audit Committee discussed the non-audit services with PricewaterhouseCoopers LLP and determined that their provision would not impair that firm’s independence.

The affirmative vote of a majority of the shares of common stock voted on the proposal is required to ratify the appointment of PricewaterhouseCoopers LLP. Broker non-votes and abstentions will have no effect on the vote.

                THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING JANUARY 30, 2010.

PROPOSAL NO. 3

TO APPROVE AN INCREASE IN THE NUMBER OF SHARES ELIGIBLE FOR ISSUANCE UNDER THE STEIN MART

EMPLOYEE STOCK PURCHASE PLAN BY 1,000,000 SHARES AND TO EXTEND THE STOCK PURCHASE PLAN

FROM DECEMBER 31, 2010 UNTIL DECEMBER 31, 2015

The Company’s stockholders approved the Stein Mart 2001 Employee Stock Purchase Plan (the “2001 ESP Plan”) in 2001 and re-approved that plan in June 2006 to preserve the favorable treatment for the Company’s employees who participate in the 2001 ESP Plan.

The 2001 ESP Plan is intended to encourage an alignment of the interest of the Company’s employees with those of our stockholders by encouraging employee ownership of Company shares. As of the date hereof, we have approximately 810 employees out of 13,938 eligible, participating in the 2001 ESP Plan. The 2001 ESP Plan allows the Company’s employees to purchase shares of the Company’s common stock through payroll withholding at a 15% discount from the market price of those shares. The employees are not taxed on that bargain element under Section 423 of the Internal Revenue Code until the shares are sold. Upon sale, the bargain element is taxed at ordinary income rates and any additional profit or loss is taxed as capital gains or losses. If the shares are held for two (2) or more years, the bargain element is only taxed as ordinary income to the extent of the actual gain.

All of the shares authorized for issuance under the 2001 ESP Plan have all been purchased by the Company’s employees. The Company’s Compensation Committee has voted to increase the shares authorized for issuance under the plan by one million (1,000,000) shares which the Compensation Committee believes will be sufficient to meet the needs of the plan for an additional five (5) years. The Board is submitting this proposal to stockholders to meet the requirements of Section 423 of the Internal Revenue Code. If stockholders fail to approve the proposal, there will be no shares available for purchase by the Company’s employees under the 2001 ESP Plan.

A summary of the 2001 ESP Plan is included as Exhibit A to this Proxy Statement. Capitalized terms used but not defined in this proposal have the same meaning as in the 2001 ESP Plan.

Summary of Certain Other Features of the 2001 ESP Plan

Under the 2001 ESP Plan, the number of shares of common stock authorized for issuance is 1,800,000 shares and no more than 200,000 shares, plus any “roll over” shares from previous purchase periods where less than 200,000 shares were purchased, may be sold under the 2001 ESP Plan in any one (1) year. The number of authorized shares may be adjusted in the case of a stock split, acquisition or similar event as described in Section 12.04 of the 2001 ESP Plan. As of the date of this Proxy Statement, the Company’s employees have purchased all 1,800,000 of the authorized shares, leaving no shares remaining available and the Company estimates that the Company’s employees will purchase up to the full 200,000 shares available per year.

The maximum payroll withholding for each participating employee under the 2001 ESP Plan is $25,000 per year. The 2001 ESP Plan is administered by the Company’s Compensation Committee which is made up entirely of independent directors.

The Board of Directors may amend, alter, discontinue or terminate the 2001 ESP Plan or any portion of the plan any time. However, stockholder approval must be obtained for any plan amendment that would increase the number of shares available for awards except as permitted by Section 12.04 of the 2001 ESP Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE AN ADDITIONAL 1,000,000 SHARES TO BE AVAILABLE FOR PURCHASE BY THE COMPANY’S EMPLOYEES UNDER THE MATERIAL TERMS OF THE STEIN MART EMPLOYEE STOCK PURCHASE PLAN AND TO EXTEND THE STOCK PURCHASE PLAN FROM DECEMBER 31, 2010 UNTIL DECEMBER 31, 2015.

The affirmative vote of a majority of the shares of Common Stock voted on the proposal is required to approve it. The accompanying proxy will be voted for the proposal unless stockholders indicate a contrary choice. Broker non-votes and abstentions will have no effect on the vote.

PROPOSAL NO. 4

TO APPROVE THE MATERIAL TERMS OF THE AMENDED AND

RESTATED STEIN MART MANAGEMENT INCENTIVE COMPENSATION PLAN

The Board asks stockholders to approve the material terms of the performance goals that will apply to awards under Stein Mart’s Management Incentive Compensation Plan, as amended and restated (the “Restated Compensation Plan”). Stockholders last approved the Compensation Plan at the Company’s annual meeting of stockholders in June 2006. Approval of the material terms of the Restated Compensation Plan is needed under Section 162(m) of the Internal Revenue Code if the Company is to preserve the Company’s ability to take a federal tax deduction for awards granted under the plan as a result of modifications to the plan proposed by the Company’s Compensation Committee (the “Committee”).

Section 162(m) imposes on the Company an annual deduction limit of $1 million on the amount of compensation paid to the chief executive officer and each of the three other most highly compensated officers, other than the chief financial officer. The deduction limit does not apply to “qualified performance-based compensation.” In general, for an award granted under the Restated Compensation Plan to qualify as performance-based compensation, the award must be subject to performance goals, the material terms of which have been approved by stockholders within five (5) years before the grant date. The Committee recently amended the Compensation Plan to add “net borrowings” as an additional performance goal and to clarify the annual participant limitation on the amount of awards that may be granted under such plan. As a result, the Company asks stockholders to now approve the material terms of the Restated Compensation Plan.

The Compensation Discussion & Analysis (see page 7 of this Proxy Statement) contains a more complete description of the terms of the Compensation Plan. Performance share opportunities for 2009, based on net borrowings are described in section V of the Compensation Discussion & Analysis. The following table shows the dollar amounts of awards that can be earned by employees for 2009, including the individuals listed in the Summary Compensation Table elsewhere in this Proxy Statement. Awards will be in the form of performance shares, with the number actually earned determined, as more fully described beginning on page 9 of this Proxy Statement, as a function of each participant’s base salary and the Performance Goal level actually achieved. The Table below shows the dollar value of the possible number of Performance Shares awarded at each Performance Level based on the $1.15 per share price at which the Company’s shares were traded on the date the Performance Shares were tentatively granted under the Restated Compensation Plan for 2009.

Name and Position	Threshold	Target	Superior
David H. Stovall, Jr. President and Chief Executive Officer	N/A	N/A	N/A
Linda M. Farthing Former President and Chief Executive Officer	N/A	N/A	N/A
James G. Delfs Senior Vice President, Finance and Chief Financial Officer(1)	$ 21,487	$ 42,974	$ 57,155
D. Hunt Hawkins Executive Vice President, Chief Administrative Officer (1)	$ 26,217	$ 52,432	$ 123,794
William A. Moll Executive Vice President and Chief Merchandising Officer (1)	$ 32,558	$ 65,115	$ 153,739
Michael D. Ray Senior Vice President, Director of Stores (1)	$ 19,813	$ 39,628	$ 52,705

All executive officers as group	$100,075	$ 200,149	$ 387,393

Non-executive officers	$512,682	$1,025,362	$1,363,731

(1) Award is subject to stockholder approval at the annual meeting of the changes to the plan.

Material Terms of the Performance Goals Under the Restated Compensation Plan

The Restated Compensation Plan permits the Committee to select participants from among our and our subsidiary’s employees, determine the types of awards to be granted to each participant, establish the performance goals that must be achieved for an award to be paid and the performance period over which the goals will be measured, and determine all other terms and conditions of an award to the extent not inconsistent with the terms of the plan. As of April 14, 2009, approximately 974 employees were eligible for awards under the plan.

Awards under the Restated Compensation Plan may be made in the form of cash, shares of restricted stock, performance shares, stock options or any combination of the foregoing. Awards made in the form of restricted stock, performance shares or stock options will be deemed issued under the Stein Mart, Inc. 2001 Omnibus Plan (the “2001 Omnibus Plan”). An award is not paid unless the Committee certifies that the performance goals established for the award are achieved and, unless the Committee determines otherwise, the participant remains employed through the end of the performance period.

The Restated Compensation Plan permits the Compensation Committee to choose from among the following performance goals with respect to awards: revenue, net cash provided by operations, return on assets, return on equity, operating income, gross or operating margins, net income before or after taxes, total earnings, net operating profit, basic or diluted earnings per share (EPS), total stockholder return (TSR), relative (versus an index or peer group) TSR, stock price and net borrowings. Such performance goals may be established for Stein Mart or one or more of our subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing, and may be applied on an absolute basis or relative to one or more peer companies or indices.

The Performance Goals selected by the Compensation Committee for any given year are intended to focus management on the areas which the Compensation Committee believes most relevant for the year in question and which will most align the interests of management with those of the Company’s stockholders. As a result, Performance Goals vary from year to year.

The maximum compensation payable to any individual in any fiscal year under the Restated Compensation Plan in the form of cash, restricted shares or performance shares is two million dollars. If awards are granted in the form of stock options, no more than one million stock options may be granted to any individual in any calendar year as required by the terms of the 2001 Omnibus Plan. However, no payments were made to any member of Executive Management under the Compensation Plan for 2008, and the maximum amount currently anticipated to be paid out under the Restated Compensation Plan for 2009 to any one member of management is not anticipated to exceed $153,739.

In addition, the Restated Compensation Plan provides that the aggregate awards made in the form of stock options and performance shares each year shall be limited to no more than 4.0% of all outstanding shares of our common stock.

The Restated Compensation Plan is attached as Exhibit B.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF THE AMENDED AND RESTATED STEIN MART MANAGEMENT INCENTIVE COMPENSATION PLAN.

The affirmative vote of a majority of the shares of Common Stock voted on the proposal is required to approve it. The accompanying proxy will be voted for the proposal unless stockholders indicate a contrary choice. Broker non-votes and abstentions will have no effect on the vote.

AUDIT COMMITTEE REPORT

March 2009

The charter of the Audit Committee of the board of directors specifies that the committee is responsible for providing oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls, and the qualification, independence and performance of the Company’s independent registered certified public accounting firm. The Audit Committee is composed of four directors, each of whom is independent as defined by The NASDAQ Stock Market LLC’s listing standards.

Management is responsible for the Company’s internal controls and financial reporting process. The Audit Committee monitors management’s preparation of quarterly and annual financial reports in accordance with accounting principles generally accepted in the USA and oversees the implementation and maintenance of effective systems of internal and disclosure controls. The independent registered certified public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the USA and issuing a report thereon. The Audit Committee supervises the relationship between the Company and its independent registered certified public accounting firm, including making decisions about their appointment or removal, reviewing the scope of their audit services, approving non-audit services, and confirming their independence.

In connection with these responsibilities, the Audit Committee met with management and the independent registered certified public accounting firm nine times during 2008 to review and discuss the Company’s annual and quarterly financial statements prior to their issuance, and other matters. Four of these meetings also included executive sessions with the independent registered certified public accounting firm without the presence of management and executive sessions without others present with the Company’s Chief Financial Officer and separate meetings with the Company’s Senior Vice President of Internal Audit, Safety and Security. During 2008, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the USA. The Audit Committee also discussed with the independent registered certified public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communications With Audit Committees). The Audit Committee also received the written disclosures from the independent registered certified public accounting firm mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm’s communication with the Audit Committee concerning independence, and discussed with the independent registered certified public accounting firm their firm’s independence. The Audit Committee also monitored the Company’s compliance with the internal controls provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

Based upon the Audit Committee’s discussions with management and the independent registered certified public accounting firm and its review of their representations, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended January 31, 2009, filed with the Securities and Exchange Commission.

Irwin Cohen, Chairman

Ralph Alexander

Susan Falk

Richard L. Sisisky

CERTAIN TRANSACTIONS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Audit Committee of the Board of Directors is responsible for evaluating the appropriateness of all related-party transactions.

The Audit Committee has adopted written policies and procedures for the Committee to review and approve or ratify related-party transactions involving the Company, any of its executive officers, directors or 5% or more stockholders or any of their family members. These transactions include:

(a)	transactions that must be disclosed in proxy statements under SEC rules; and
(b)	transactions that could potentially cause a non-employee director to cease to qualify as independent under The NASDAQ Stock Market LLC listing requirements.

Transactions that are deemed immaterial under SEC disclosure requirements are generally deemed pre-approved under these written policies and procedures, including transactions with a company with which a Stein Mart director’s sole relationship is as a non-employee director and the total amount involved does not exceed 1% of the other company’s total annual revenues.

Criteria for Audit Committee approval or ratification of related-party transactions include:

(a)	whether the transactions are on terms no less favorable to the Company than terms generally available from an unrelated third party;
(b)	the extent of the related-party’s interest in the transaction;
(c)	whether the transaction would interfere with the performance of the officer’s or director’s duties to the Company;
(d)

in the case of a transaction involving a non-employee director, whether the transaction would disqualify the director from being deemed independent under The NASDAQ Stock Market LLC listing requirements; and

(e)	such other factors that the Audit Committee deems appropriate under the circumstances.

The Audit Committee has approved the related-party transactions described below, each involving non-employee directors of the Company, after determining that the transactions do not adversely affect the performance by these directors of their duties to the Company.

Mr. Mitchell W. Legler. Mr. Legler is the majority stockholder of Kirschner & Legler, P.A., general counsel to the Company since April 2001. From August 1995 to April 2001, Mr. Legler was the sole stockholder of the law firm of Mitchell W. Legler, P.A., which served as general counsel to the Company. Legal fees received by Kirschner & Legler, P.A. for fiscal year 2008 were $198,000.

Mr. Martin E. Stein, Jr. Mr. Stein, a member of the Compensation Committee of the Board of Directors, is Chairman and Chief Executive Officer of Regency Centers Corporation, a New York Stock Exchange listed real estate investment trust, through which the Company leases five locations owned by Regency Centers Corporation for approximately $1.3 million in base rent annually. The Audit Committee believes that amounts paid for leased space and other lease related services are competitive with amounts that would be paid to a third party to lease similar space.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which stockholder proposals must be received by the Company in order to be included in the Company’s proxy materials for the next annual meeting. In accordance with these regulations, stockholders are hereby notified that if they wish a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2010 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than February 9, 2010. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to stockholder proposals in order to be included in the Company’s proxy materials.

If any stockholder proposals are submitted to the Company but are not requested to be included in the Company proxy materials for the 2010 annual meeting, the persons named in proxies solicited by the Board of Directors for the 2010 annual meeting may exercise discretionary voting power with respect to any such proposal that the Company receives after April 25, 2010.

OTHER MATTERS

The Board of Directors does not know of any other matters to come before the meeting; however, if any other matters properly come before the meeting it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

ANNUAL REPORT

A copy of the Company’s Annual Report for the year ended January 31, 2009 accompanies this proxy statement. Additional copies may be obtained by writing to Ms. Susan Datz Edelman, the Company’s Director of Stockholder Relations, at 1200 Riverplace Boulevard, Jacksonville, Florida 32207.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

Dated: May 1, 2009

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND VOTE BY INTERNET, TELEPHONE OR MAIL. INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

EXHIBIT A

STEIN MART, INC.

2001 EMPLOYEE STOCK PURCHASE PLAN SUMMARY

Summary of Plan. All employees who complete ninety (90) days employment with the Company and who work on a full-time basis or are regularly scheduled to work more than 20 hours per week are eligible to participate in the Stock Purchase Plan. No employee is eligible to participate in the Stock Purchase Plan if the employee possesses 5% or more of the voting power of the Company’s shares. In addition, no employee may accrue rights to purchase shares under the Stock Purchase Plan which exceed $25,000 in market value of stock (determined at the time of the option grant) for any calendar year.

The Company will make annual offerings under the Stock Purchase Plan (the “Offerings”). The Offerings will be for a period of six (6) or twelve (12) months each. Shares eligible under the Plan will be limited to 2,800,000 shares in the aggregate and the Plan will be effective for the years of 1997 through 2015, with no more than 200,000 shares being made available in each calendar year, exclusive of any carryover from previous years.

Participants in the Stock Purchase Plan are permitted to use their payroll deductions to acquire shares at 85% of the fair market value of the Company’s stock determined at either the beginning or end of each option period. An employee who is a participant in the Stock Purchase Plan may withdraw from participation at any time prior to the last day of each Offering.

A-1

EXHIBIT B

STEIN MART, INC.

MANAGEMENT INCENTIVE COMPENSATION PLAN

(As Amended and Restated Effective February 1, 2009)

SECTION 1. Purpose. The purpose of the Stein Mart Inc. Management Incentive Compensation Plan (the “Plan”) is to attract, retain and motivate highly qualified individuals who are key employees of Stein Mart, Inc. (“Stein Mart”) and its subsidiaries (together called the “Company”); to attract and retain the most qualified employees; to obtain the best possible performance from each Participant; to further underscore the importance of achieving particular business objectives established for Stein Mart; and to include in Participants’ compensation package a bonus component that is tied directly to the achievement of those objectives. Such bonus component is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and the Plan shall be interpreted accordingly.

SECTION 2. Definitions. For the purposes of the Plan, the following terms shall have the following meanings:

“2001 Omnibus Plan” shall mean the Stein Mart, Inc. 2001 Omnibus Plan, as it may be amended from time to time.

“Awards” shall mean the incentive awards made pursuant to the Plan.

“Board of Directors” shall mean the Board of Directors of Stein Mart.

“Code” shall have the meaning set forth in Section 1.

“Committee” shall mean the Compensation Committee of the Board of Directors.

“Company” shall have the meaning set forth in Section 1.

“Covered Person” shall have the meaning set forth in Section 12(f).

“Eligible Employee” shall mean an Employee who is a key member of management of the Company, as determined by the Committee.

“Employee” shall mean an individual who is on the active payroll of the Company at any time during the period for which an Award is made under the Plan.

“Establishment Period” shall have the meaning set forth in Section 5.

“Participant” shall mean an Eligible Employee who is selected by the Committee to participate in the Plan.

“Performance Goals” shall mean the goals for the performance of the Company or a division of the Company set by the Committee from time to time in connection with the grant of Awards.

“Performance Period” shall mean a full fiscal year of the Company unless, to the extent consistent with Section 162(m) of the Code, otherwise determined by the Committee.

“Performance Shares” shall mean shares of the Company’s common stock which shall be earned and issued only if and to the extent certain prospective Performance Goals as provided herein or as set forth in the Award for such shares are met during the Performance Period.

“Plan” shall have the meaning set forth in Section 1.

“Stein Mart” shall have the meaning set forth in Section 1.

SECTION 3. Effective Date; Term. The Plan, as amended and restated, is effective as of February 1, 2009, subject to approval by the Company’s stockholders at the Company’s 2009 Annual Meeting of Stockholders, and, subject to Section 9, shall remain in effect until such time as it shall be terminated or modified by the Board of Directors. The Plan supersedes all previous bonus plans for Participants.

SECTION 4. Maximum Awards. Awards payable with respect to any fiscal year of the Company to any Participant in the form of cash, restricted shares and performance shares shall not exceed $2,000,000. Awards payable with respect to any calendar year of the Company to any Participant in the form of stock options shall not exceed one million options, as required by the terms of the 2001 Omnibus Plan. Moreover, the aggregate of all Long-Term Incentive Compensation grants made in options and Performance Shares made annually shall be limited to no more than 4% of all outstanding shares of the Company’s common stock.

SECTION 5. Eligibility.

(a)        Establishment Period. Within the first ninety (90) days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) (the “Establishment Period”), the Committee shall select those Eligible Employees who shall participate in the Plan for such Performance Period. In determining those Eligible Employees who are selected to participate in the Plan, the Committee shall give consideration to the contribution made by the Employee to the achievement of Stein Mart’s established objectives and such other matters as it shall deem relevant. The Committee shall have the authority at any time prior to the payment of Awards for the applicable Performance Period to remove Participants from the Plan for that Performance Period.

(b)        Employment. To be eligible to receive an Award, the Eligible Employee must be employed through the last day of the Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Awards may be made to Eligible Employees who have retired or whose employment has terminated after the beginning of the Performance Period for which an Award is made, or to the designee or estate of an Eligible Employee who died prior to the date on which Stein Mart makes payments with respect to Awards for the applicable Performance Period, but not unless and until the Committee has certified attainment of the relevant performance goals in accordance with Section 7(b).

SECTION 6. Awards.

(a)        Terms. Subject to the terms of the Plan, the Committee shall have the authority to determine the terms of any Award.

(b)        Committee Actions in Establishment Period. Within the Establishment Period, the Committee shall establish in writing (i) the length of the Performance Period, (ii) the Eligible Employees who shall participate in the applicable Performance Period, and (iii) the performance goal(s) for Awards granted for that Performance Period.

(c)        Performance Goals. The performance goal(s) that may be selected by the Committee shall be based upon one or more of the following criteria: revenue, net cash provided by operations, return on assets, return on equity, operating income, gross or operating margins, net income before or after taxes, total earnings, net operating profit, basic or diluted earnings per share (EPS), total stockholder return (TSR), relative (versus an index or peer group) TSR, stock price and net borrowings (adjusted for income tax refunds). The foregoing criteria may, as determined by the Committee, relate to the Company, one or more of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. To the extent required under Section 162(m) of the Code, within the Establishment Period, the Committee shall define, in writing and in an objective fashion, the manner of calculating the performance criteria it selects to use for the applicable Performance Period in order to determine whether the applicable performance goal(s) have been attained.

(d)        Modifications. The Committee is authorized at any time during the Establishment Period, or any time thereafter (but only to the extent the exercise of such authority after the Establishment Period would not cause the applicable Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of performance goal(s) for the applicable Performance Period to the extent permitted under Section 162(m) of the Code (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)) or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or the financial statements of the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

SECTION 7. Payment of Awards.

(a)        Form of Payment. Awards under the plan for a Performance Period may be made in cash or in a combination of restricted shares, Performance Shares and options as the Committee shall determine. Awards made in the form of options, restricted shares or Performance Shares shall be deemed issued under the 2001 Omnibus Plan.

(b)        Time of Payment. Cash Awards payable under the Plan for a Performance Period shall be paid in cash to Participants as soon as administratively possible following completion of the performance goal certifications required by Section 7(c), unless the Committee shall determine that any Award or any portion thereof shall be deferred. In no event may a Participant receive any payment (i) in respect of an Award unless and until, and only to the extent that, the performance goal(s) for the applicable Performance Period are achieved and certified by the Committee in accordance with Section 7(c) and (ii) of any Award in excess of the limitation set forth in Section 4.

(c)        Goal Achievement Determination. Following the completion of the applicable Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the performance goal(s) for the Performance Period have been achieved. If the applicable performance goal(s) have been achieved, the Committee shall then determine the actual size of each Participant’s Award for the Performance Period. In determining the actual size of an individual Award for a Performance Period, the Committee may, in its sole judgment, reduce or eliminate the Award otherwise payable to the Participant for the Performance Period, based on the level of performance achieved and certified.

SECTION 8. Administration and Interpretation.

(a)        Committee Administers. The Committee shall have full authority to administer the Plan. The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Award, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan and the requirements of Section 162(m) of the Code.

(b)        Committee Determinations. The Committee has sole responsibility for selecting Eligible Employees and Participants, establishing performance goals, setting Performance Periods, setting target/maximum Award amounts, certifying whether performance goals have been attained and determining actual Award amounts.

(c)        Committee Decision Conclusive. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

(d)        Limitations. In no event shall any discretionary authority granted to the Committee by the Plan be used to (i) provide payment in respect of any Award if the performance goal(s) for the applicable Performance Period have not been attained and certified by the Committee, (ii) increase an Award for any Participant following the Establishment Period, (iii) increase an Award above the maximum amount payable under Section 4 of the Plan, or (iv) be exercised in a manner which is inconsistent with Section 162(m) of the Code.

SECTION 9. Amendment/Termination. The Committee shall have the right to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of Awards either temporarily or permanently; provided, however, that no amendment of the Plan that changes (i) the persons eligible to receive Awards under the Plan, (ii) the criteria that may be used to set performance goals under the Plan, as set forth in Section 6(c), or (iii) the maximum Award payable to an Eligible Employee, as set forth in Section 4, shall be effective before approval by stockholders in a manner that complies with the requirements of Section 162(m) of the Code.

SECTION 10. Special Awards and Other Plans.

(a)        Other Incentives. Nothing contained in the Plan shall prohibit Stein Mart from establishing other special awards or incentive compensation plans providing for the payment of incentive compensation to Employees (including Eligible Employees).

(b)        Other Plans. Payments or benefits provided to an Eligible Employee under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

SECTION 11. Rights of Eligible Employees.

(a)        No Right to Continued Employment. Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Employee any right to continue in the employ of Stein Mart.

(b)        No Interest in Assets of Company. No individual to whom an Award has been made or any other party shall have any interest in any asset of Stein Mart until such amount has been paid.

(c)        Rights Not Assignable. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

SECTION 12. Miscellaneous.

(a)        Expenses. All expenses and costs incurred in connection with the operation of the Plan shall be borne by Stein Mart, and no part thereof (other than the amounts of Awards under the Plan) shall be charged against the maximum limitation of Section 4.

(b)        Withholding. All Awards are subject to withholding, where applicable, for Federal, state, local and foreign taxes.

(c)        Savings Clause. Any provision of the Plan that is held to be invalid, illegal or unenforceable (whether in whole or in part) shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions of the Plan shall not be affected thereby.

(d)        Applicable Law. The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida (without regard to principles of conflicts of law).

(e)        Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, including any purchaser of all or substantially all the assets of the Company.

(f)        Limitations on Liability; Indemnity. No member of the Board of Directors, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

STEIN MART, INC. ATTN: SUSAN EDELMAN 1200 RIVERPLACE BLVD JACKSONVILLE, FL 32207

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID    ONLY    WHEN    SIGNED    AND     DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors	☐	☐	☐

Nominees

01	Ralph Alexander 02 Alvin R. Carpenter 03 Irwin Cohen 04 Susan Falk 05 Linda M. Farthing
06	Mitchell W. Legler 07 Richard L. Sisisky 08 Jay Stein 09 Martin E. Stein, Jr. 10 David H. Stovall, Jr.
11	John H. Williams, Jr.

The Board of Directors recommends you vote FOR the following proposal(s):						For	Against	Abstain

2	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending January 30, 2010;					☐	☐	☐

3	To approve an increase in the number of shares eligible for issuance under the Stein Mart Employee Stock Purchase Plan by 1,000,000 shares and to extend the Stock Purchase Plan from December 31, 2010 until December 31, 2015; and					☐	☐	☐

4	To approve the material terms of the amended and restated Stein Mart Management Incentive Compensation Plan.					☐	☐	☐

NOTE: Should any other matters requiring a vote of the shareholders arise, the named Proxies (see reverse) are authorized to vote the same in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

For address change/comments, mark here.				☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000024273_1    R2.09.03.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2008 Annual Report on Form 10-K is/are available at www.proxyvote.com.

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STEIN MART, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF

DIRECTORS IN CONNECTION WITH THE ANNUAL

MEETING OF SHAREHOLDERS TO BE HELD JUNE 9, 2009

The undersigned hereby appoints Jay Stein and John H. Williams, Jr., and each of them, with full power of substitution and revocation, as true and lawful agents and proxies of the undersigned to attend and vote all shares of Common Stock of Stein Mart, Inc., a Florida corporation, that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of Stein Mart, Inc., a Florida corporation, to be held on June 9, 2009 at 2:00 P.M., local time, at The Museum of Science and History, 1025 Museum Circle, Jacksonville, Florida, and at any adjournments thereof, hereby revoking any proxy heretofore given.

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

0000024273_2    R2.09.03.17